As filed with the Securities and Exchange Commission on May 13, 2004

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Mariner Health Care, Inc.

and the guarantors identified in footnote * on the following pages
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8051 (Primary Standard Industrial Classification Code Number)	74-2012902 (I.R.S. Employer Identification No.)

One Ravinia Drive, Suite 1500
Atlanta, Georgia 30346
(678) 443-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stefano M. Miele, Esq.
Senior Vice President, General Counsel and Secretary
Mariner Health Care, Inc.
One Ravinia Drive, Suite 1500
Atlanta, Georgia 30346
(678) 443-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Richard H. Miller, Esq.
Richard E. Green, Esq.
Powell, Goldstein, Frazer & Murphy LLP
Sixteenth Floor
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 572-6600

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM	AMOUNT OF
TITLE OF EACH CLASS OF	AMOUNT TO BE	OFFERING PRICE	AGGREGATE	REGISTRATION
SECURITIES TO BE REGISTERED	REGISTERED	PER UNIT(1)	OFFERING PRICE (1)	FEE

8¼% Senior Subordinated Notes due 2013	$175,000,000	100%	$175,000,000	$22,173

Guarantee of the 8¼% Senior Subordinated Notes due 2013		(2)	(2)	(2)

(1)	The registration fee has been calculated in accordance with Rule 457 under the Securities Act. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee.

(2)	Pursuant to Rule 457(n) of the Securities Act, no additional registration fee is being paid for the guarantees. The guarantees are not traded separately.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*The following subsidiaries of Mariner Health Care, Inc. are guarantors of the exchange notes and are co-registrants:

Exact name of registrant
as specified in its charter; address, including zip
code, and telephone number, including area code of	State or other jurisdiction of	Primary Standard Industrial	I.R.S. Employer
registrant’s principal executive office (1)	Incorporation or organization	Classification Code	Identification No.
American Medical Insurance Billing Services, Inc.	Georgia	8051	58-1835451
Amerra Properties, Inc.	Delaware	8051	—
APS Pharmacy Management, Inc.	Texas	8051	76-2091355
Beechwood Heritage Retirement Community, Inc.	Maryland	8051	58-2433064
Brian Center Nursing Care/Austell, Inc.	Georgia	8051	56-1108577
Bride Brook Nursing & Rehabilitation Center, Inc.	Connecticut	8051	06-1281699
Compass Pharmacy Services of Texas, Inc.	Delaware	8051	75-2615244
Cornerstone Health Management Company	Delaware	8051	75-2338430
Devcon Holding Company	Delaware	8051	76-0504538
EH Acquisition Corp. III	Georgia	8051	35-1947211
GCI Health Care Centers, Inc.	Delaware	8051	95-4371674
GCI Rehab, Inc.	California	8051	39-1755667
GCI-Wisconsin Properties, Inc.	Wisconsin	8051	39-1756278
GranCare Home Health Services, Inc.	California	8051	95-4383753
GranCare of Michigan, Inc.	Michigan	8051	38-2483520
GranCare South Carolina, Inc.	South Carolina	8051	95-4476032
GranCare, LLC (f/k/a GranCare, Inc.)	Delaware	8051	95-4336136
Heritage of Louisiana, Inc.	Louisiana	8051	58-1435495
IHS Rehab Partnership, Ltd.	Texas	8051	75-2196937
LCR, Inc.	Delaware	8051	76-0490253
Living Centers-East, Inc.	Delaware	8051	74-1955204
Living Centers LTCP Development Company	Delaware	8051	76-0511537
Living Centers of Texas, Inc.	Delaware	8051	74-1623371
Living Centers-Rocky Mountain, Inc.	Nevada	8051	84-0583991
Living Centers-Southeast, Inc.	North Carolina	8051	56-0997245
Long Ridge Nursing and Rehabilitation Center, Inc.	Connecticut	8051	58-2433065
Longwood Rehabilitation Center, Inc.	Massachusetts	8051	04-3105863

Exact name of registrant
as specified in its charter; address, including zip
code, and telephone number, including area code of	State or other jurisdiction of	Primary Standard Industrial	I.R.S. Employer
registrant’s principal executive office (1)	Incorporation or organization	Classification Code	Identification No.
Mariner Health at Bonifay, Inc.	Delaware	8051	06-1447760
Mariner Health Care Management Company (f/k/a LC Management Company)	Delaware	8051	74-1809336
Mariner Health Massachusetts Shelf Corporation (f/k/a Mariner Health Care, Inc.)	Massachusetts	8051	04-2826741
Mariner Health Care of Atlantic Shores, Inc.	Delaware	8051	59-3331913
Mariner Health Care of Deland, Inc.	Delaware	8051	59-3331901
Mariner Health Care of Greater Laurel, Inc.	Maryland	8051	52-1839750
Mariner Health Care of Inverness, Inc.	Delaware	8051	59-3331904
Mariner Health Care of Lake Worth, Inc.	Delaware	8051	59-3250672
Mariner Health Care of MacClenny, Inc.	Delaware	8051	59-3331909
Mariner Health Care of Metrowest, Inc.	Delaware	8051	59-3331905
Mariner Health Care of Nashville, Inc.	Delaware	8051	58-2238489
Mariner Health Care of North Hills, Inc.	Delaware	8051	25-1732608
Mariner Health Care of Orange City, Inc.	Delaware	8051	59-3260680
Mariner Health Care of Palm City, Inc.	Delaware	8051	65-0612016
Mariner Health Care of Pinellas Point, Inc.	Delaware	8051	59-3287015
Mariner Health Care of Port Orange, Inc.	Delaware	8051	59-3260682
Mariner Health Care of Southern Connecticut, Inc.	Connecticut	8051	06-1289658
Mariner Health Care of Toledo, Inc.	Delaware	8051	34-1773874
Mariner Health Care of Tuskawilla, Inc.	Delaware	8051	59-3331915
Mariner Health Care of West Hills, Inc.	Delaware	8051	25-1736852
Mariner Health Central, Inc.		8051
Mariner Health of Florida, Inc.	Delaware	8051	06-1447762
Mariner Health of Jacksonville, Inc.	Delaware	8051	59-3393533
Mariner Health of Maryland, Inc.	Delaware	8051	52-1988921
Mariner Health of Orlando, Inc.	Delaware	8051	06-1462467
Mariner Health of Palmetto, Inc.	Delaware	8051	06-1447759
Mariner Health of Tampa, Inc.	Delaware	8051	06-1463167
Mariner Health Properties IV, Ltd.	Florida	8051	59-3112307
Mariner Medical Supply, Inc. (f/k/a American Pharmaceutical Services, Inc.)	Florida	8051
MarinerSelect Staffing Solutions, Inc.	Delaware	8051	06-1462360
MedRehab of Louisiana, Inc.	Louisiana	8051	72-0912855
MedRehab of Missouri, Inc.	Missouri	8051	43-1124329
Merrimack Valley Nursing & Rehabilitation Center, Inc.	Massachusetts	8051	04-2970051
Methuen Nursing & Rehabilitation Center, Inc.	Massachusetts	8051	04-3038057
MHC Consolidating Corporation (f/k/a Mariner Healthcare Management Company)	Georgia	8051	58-2236389
MHC Florida Holding Company	Delaware	8051	02-0537588
MHC Gulf Coast Holding Company	Delaware	8051	02-0536974
MHC Holding Company	Delaware	8051	04-3590685
MHC MidAmerica Holding Company	Delaware	8051	03-0377990
MHC MidAtlantic Holding Company	Delaware	8051	01-0580112
MHC Northeast Holding Company	Delaware	8051	04-3591828
MHC Recruiting Company	Delaware	8051	03-0377958
MHC Rehab Corp.	Delaware	8051	06-1418669
MHC Rocky Mountain Holding Company	Delaware	8051	01-0580152
MHC Texas Holding Company, LLC (f/k/a LCA Operational Holding Company)	Delaware	8051	76-0463839
MHC West Holding Company	Delaware	8051	01-0581249
MHC/CSI Florida, Inc.	Delaware	8051	41-2026967
MHC/LCA Florida, Inc.	Delaware	8051	02-0537035
Mystic Nursing & Rehabilitation Center, Inc.	Massachusetts	8051	04-2647670

Exact name of registrant
as specified in its charter; address, including zip
code, and telephone number, including area code of	State or other jurisdiction of	Primary Standard Industrial	I.R.S. Employer
registrant’s principal executive office (1)	Incorporation or organization	Classification Code	Identification No.
Nan-Dan Corp.	Florida	8051	59-1936462
National Health Strategies, Inc.	Massachusetts	8051	04-3165077
National Heritage Realty, Inc.	Louisiana	8051	78-2080781
MHC Illinois, Inc. (f/k/a Omega/Indiana Care Corp.)	Delaware	8051	38-2795209
PHCMI Holding Company, LLC	Delaware	8051	—
Pendleton Nursing & Rehabilitation Center, Inc.	Connecticut	8051	06-1281698
Pinnacle Care Corporation of Huntington	Tennessee	8051	62-1311406
Pinnacle Care Corporation of Nashville	Tennessee	8051	62-1282817
Pinnacle Care Corporation of Wilmington	Tennessee	8051	56-1536965
Prism Care Centers, Inc.	Massachusetts	8051	04-3165075
Prism Health Group, Inc.	Massachusetts	8051	04-3165074
Prism Home Care, Inc.	Massachusetts	8051	04-3324344
Prism Home Care Company, Inc.	Massachusetts	8051	04-3327298
Prism Home Health Services, Inc.	Massachusetts	8051	04-3327297
Prism Hospital Ventures, Inc.	Texas	8051	75-2251466
Prism Rehab Systems, Inc.	Massachusetts	8051	54-1537031
Professional Rx Systems, Inc.	Florida	8051	65-0032651
Rehability Health Services, Inc.	Texas	8051	74-1502449
Renaissance Mental Health Center, Inc.	Wisconsin	8051	39-1772436
Sassaquin Nursing & Rehabilitation Center, Inc.	Massachusetts	8051	04-2889876
Seventeenth Street Associates Limited Partnership	West Virginia	8051	55-0666388
Summit Medical Holdings, Ltd.	Delaware	8051	58-2403691
Summit Hospital of Southeast Arizona, Inc.	Georgia	8051	58-2264851
Summit Hospital of Southwest Louisiana, Inc.	Georgia	8051	58-2188760
Summit Institute for Pulmonary Medicine and Rehabilitation, Inc.	Georgia	8051	58-1922330
Summit Institute of Austin, Inc.	Georgia	8051	58-2145074
Summit Medical Management, Inc.	Georgia	8051	58-1926543
Tampa Medical Associates, Inc.	Florida	8051	59-3377257
Tri-State Health Care, Inc.	West Virginia	8051	58-1696013

(1) The address for each of the above registrant’s principal executive offices is c/o Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346 and the telephone number is (678) 443-7000.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to exchange these securities and is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated May 13, 2004

MARINER HEALTH CARE, INC.

Exchange Offer

     $175,000,000 aggregate principal amount of our 8¼% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933 for our outstanding $175,000,000 8¼% Senior Subordinated Notes due 2013

     We are offering to exchange up to $175,000,000 in aggregate principal amount of our registered 8¼% senior subordinated notes due 2013, which we refer to as the exchange notes, for all of our outstanding unregistered 8¼% senior subordinated notes due 2013, which we refer to as the initial notes. The initial notes and the exchange notes are collectively referred to as the notes. The initial notes and the exchange rates will be guaranteed by certain of our present and future domestic restricted subsidiaries with unconditional guarantees of payment that will rank junior in right of payment to their senior debt, but will rank equal in right of payment to their future senior subordinated debt. Certain of our subsidiaries do not guarantee the initial notes and will not guarantee the exchange notes. The initial notes were issued on December 19, 2003. The terms of the exchange notes are identical to the terms of the initial notes except that the exchange notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and therefore are freely transferable, subject to certain conditions. The exchange notes evidence the same indebtedness as the initial notes.

     You should consider the following:

•	Investing in the notes involves risks. See “Risk Factors” beginning on page 11 of this prospectus.

•	Our exchange offer will be open until 5:00 p.m., New York City time, on , 2004, unless we extend the offer.

•	If you fail to tender your initial notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	No public market currently exists for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or for inclusion of the exchange notes in any automated quotation system.

•	If the holder of the notes is a broker-dealer that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver this prospectus, as it may be amended or supplemented, in connection with any resale of such exchange notes.

     The exchange notes bear interest at the rate of 8¼% per year. We will pay interest on the exchange notes on June 15 and December 15 of each year. The first such payment will be made on June 15, 2004. The exchange notes will mature on December 15, 2013. We have the option to redeem all or a portion of the exchange notes at any time on or after December 15, 2008 at the redemption prices set forth in this prospectus. Exchange notes will be issued only in registered book-entry form, in denominations of $1,000 and integral multiples of $1,000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is        , 2004.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us to you by referring you to another document filed separately with the Commission not included in or delivered with this prospectus. The information incorporated by reference is deemed to be a part of this prospectus, except any information superseded or modified by information contained directly in this prospectus. We incorporate by reference the following documents filed with the Commission by us (File No. 0-49813):

1.	The Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

2.	The Current Report on Form 8-K dated March 16, 2004.

3.	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

4.	The Current Report on Form 8-K dated May 11, 2004.

5.	All other documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(b) of the Exchange Act of 1934, as amended, or the Exchange Act after the date of this prospectus and prior to the termination of this offering.

     The documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available, without charge to any person upon written or oral request. Requests for such copies should be directed to:

Mariner Health Care, Inc.
One Ravinia Drive
Suite 1500
Atlanta, Georgia 30346
Attention: Secretary
Telephone: (678) 443-7000

     To ensure timely delivery of the documents, please make any requests by    , 2004.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission, or SEC, under the Exchange Act. You may read and copy any of the reports, statements, or other information that we have filed with the SEC at the commission’s public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at www.sec.gov, as well as on our website at www.marinerhealthcare.com.

     You may request a copy of any of these filings, at no cost, by writing or calling us at the following address or phone number:

Mariner Health Care, Inc.
One Ravinia Drive, Suite 1500
Atlanta, Georgia 30346
Attention: General Counsel
Telephone: (673) 443-7000

PROSPECTUS SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making an investment decision. You should read carefully this entire prospectus. In particular, you should read the section titled “Risk Factors,” and our financial statements and the notes relating thereto incorporated by reference into this prospectus. All references to “Mariner,” “we,” “our,” “us,” and similar terms in this prospectus refer to Mariner Health Care, Inc. together with its subsidiaries through which it operates. Unless otherwise indicated, the non-financial information presented herein is as of the date of this prospectus.

General

     Our company was formed through a series of business combinations commencing with the November 1997 merger of Living Centers of America, Inc. (a predecessor to Mariner Health Care, Inc.), and GranCare, Inc. Following this transaction, we changed our name to Paragon Health Network, Inc. In July 1998, following a merger with Mariner Health Group, Inc., we changed our name to Mariner Post-Acute Network, Inc. On January 18, 2000, we filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, or Bankruptcy Court. Our joint plan, or joint plan, filed with the Bankruptcy Court was confirmed, as amended, on April 3, 2002. The effective date of our joint plan was May 13, 2002, which is the date we emerged from bankruptcy. As part of our emergence from bankruptcy, we changed our name to Mariner Health Care, Inc. In December 2001, we changed our fiscal year end from September 30 to December 31.

The Company

     We, through our operating subsidiaries, are one of the largest providers of skilled nursing and long-term health care services in the United States, based on net revenue, the number of facilities operated and licensed beds. We provide these services primarily through the operation of skilled nursing facilities (which include “skilled nursing facilities” under Medicare and “nursing facilities” under Medicaid) and long-term acute care hospitals, or LTACs. Skilled nursing services and LTACs also constitute our reportable business segments under generally accepted accounting principles in the United States of America, or GAAP. As of March 31, 2004, we operated 254 skilled nursing facilities and eight stand-alone assisted living facilities with an aggregate of 31,116 licensed beds. We own 70% of our facilities. As of March 31, 2004, we also operated eleven LTACs with 613 licensed beds. Our facilities are located in 23 states with significant concentrations in Texas, North Carolina, California, Colorado, South Carolina, and Maryland and clusters in twelve geographic markets in nine of the states in which we operate.

     Our skilled nursing facilities provide 24-hour care to patients requiring assistance with one or more activities of daily living. These services are supplemented by rehabilitation services including physical, occupational and speech therapy. In addition, we operate specialized units in a number of our skilled nursing facilities that provide sub-acute, or intensive, institutional type medical care to patients with complex medical conditions. Through our LTACs, we provide more intensive care to patients discharged from short-term acute care hospitals than can be provided in a typical skilled nursing facility or other setting. In all facilities, inpatient care is provided by registered nurses, licensed practical nurses and certified nurses aides under the supervision of a director of nursing. Each facility also contracts with a local physician to serve as its medical director.

The Financing Transactions

     On December 19, 2003, we entered into a senior credit facility, or senior credit facility, with a syndicate of lenders which provides for a $135.0 million term loan facility, or term loan facility, and a $90.0 million revolving credit facility, or revolving credit facility, and issued the initial notes (the senior credit facility, together with the initial notes are collectively referred to as the financing transactions). The term loan facility was drawn in full on December 19, 2003. There were no borrowings under the revolving credit facility as of the date of this prospectus. However, as of the date of this prospectus, we utilized $31.0 million of borrowing capacity under our revolving credit facility for outstanding letters of credit.

     We used the net proceeds from the offering of the initial notes and borrowings under the term loan facility, among other things, to redeem our then existing second priority secured notes, which were issued in connection with our emergence from bankruptcy, to repay borrowings under our prior senior credit facility and to pay fees and expenses associated with the financing transactions.

Corporate Information

     We are a Delaware corporation. Our principal executive office is located at One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, and our telephone number is (678) 443-7000. Our web address is www.marinerhealthcare.com. Information contained on our website does not constitute part of this prospectus.

The Exchange Offer

     The following summarizes the terms of this exchange offer. You should read the discussion under the heading “The Exchange Offer” for further information regarding this exchange offer and resale of the exchange notes.

Securities to be Exchanged	On December 19, 2003, we issued $175,000,000 in aggregate principal amount of initial notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The terms of the exchange notes and the initial notes are substantially identical in all material respects, except that the exchange notes will be freely transferable by the holders thereof except as otherwise provided in this prospectus. See “Description of Notes.”

The Exchange Offer	For each initial note surrendered to us pursuant to the exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note. Exchange notes will only be issued in denominations of $1,000 and integral multiples of $1,000. The form and terms of the exchange notes will be substantially the same as the form and terms of the surrendered initial notes. The exchange notes will evidence the same indebtedness as the initial notes, and will replace the initial notes tendered in exchange therefor. The exchange notes will be issued pursuant to, and entitled to the benefits of, the indenture governing the initial notes. As of the date of this prospectus, initial notes representing $175,000,000 aggregate principal amount are outstanding.

Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required.

Each holder of initial notes that wishes to exchange such initial notes for exchange notes in the exchange offer will be deemed by virtue of participating in the exchange offer to make certain representations, including representations:

•	that any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement with any person to participate in the distribution of the exchange notes; and

•	it is not an “affiliate,” as defined in the Securities Act, of ours or any of our subsidiaries, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In addition, if the holder is not a broker-dealer, it will be deemed by virtue of participating in the exchange offer to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be deemed to acknowledge by virtue of its participation in the exchange offer that it will deliver a prospectus in connection with any resale of such exchange notes.

Registration Rights Agreement	On December 19, 2003, we sold the initial notes in a private offering in reliance on Section 4(2) of the Securities Act. The initial notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we entered into the registration rights agreement with the initial purchasers requiring us to make this exchange offer. For a more detailed discussion of the registration rights agreement please see “The Exchange Offer-Purpose and Effect; Registration Rights.”

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2004, or a later date and time if we extend it.

Withdrawal	You may withdraw your tender of initial notes at any time before the exchange offer expires. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The initial notes will be credited to an account maintained with DTC for the initial notes.

Interest on the Exchange Notes and the Initial Notes	We will pay interest on the exchange notes twice a year, on each June 15 and December 15, beginning June 15, 2004. No additional interest will be paid on initial notes tendered and accepted for exchange.

Procedures for Tendering Initial Notes	A holder who wishes to tender initial notes in the exchange offer must transmit to the exchange agent an agent’s message, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the initial notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described in “The Exchange Offer – Procedures for Tendering Initial Notes.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with this exchange offer.

U.S. Federal Income Tax Considerations	Generally, a holder of initial notes will not recognize taxable gain or loss on the exchange of initial notes for exchange notes pursuant to the exchange offer. See “Certain United States Federal Income Tax Consequences.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes in connection with the exchange offer. See “The Exchange Offer – Accounting Treatment.”

Effect of Not Tendering	Initial notes that are not tendered or that are tendered but not accepted will, following the completion of this exchange offer, continue to be subject to the existing restrictions upon transfer. Under certain circumstances, holders of the initial notes may request that we file a shelf registration statement registering such notes under the Securities Act. For a more detailed description of our obligation to file a shelf registration statement see “The Exchange Offer – Purpose and Effect; Registration Rights.”

Description of Exchange Notes

     The following summarizes the terms of the exchange notes. You should read the discussion under the heading “Description of Notes” for further information regarding the exchange notes.

Issuer	Mariner Health Care, Inc.

Securities Offered	$175,000,000 in principal amount of 8¼% senior subordinated notes.

Maturity Date	December 15, 2013.

Interest Rate	8¼% per year.

Interest Payment Dates	Each June 15 and December 15, beginning June 15, 2004.

Guarantees	Certain of our present and future domestic restricted subsidiaries will guarantee the notes with unconditional guarantees of payment that will rank junior in right of payment to their senior debt, but will rank equal in right of payment to their future senior subordinated debt.

Security and Ranking	The exchange notes will not be secured by any collateral.

The exchange notes will rank junior in right of payment to all of our senior debt and the senior debt of our subsidiary guarantors (other than trade payables) and will rank equal in right of payment to our senior subordinated debt and the senior subordinated debt of our subsidiary guarantors and senior in right of payment to our subordinated debt and the subordinated debt of our subsidiary guarantors. Therefore, if we default, your right to payment under the exchange notes will be junior to the rights of holders of our senior debt and the senior debt of our subsidiary guarantors to collect money we owe them at the time.

The exchange notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes. A portion of our operations are conducted through our non-guarantor subsidiaries. As of March 31, 2004, our non-guarantor subsidiaries had approximately $92.8 million of third-party indebtedness, consisting of $89.6 million of long-term debt and $3.2 million of trade payables and other indebtedness.

Optional Redemption	Except in the case of equity offerings by us, we cannot choose to redeem the exchange notes prior to December 15, 2008.

At any time from and after that date (which may be more than once), we can choose to redeem some or all of the exchange notes at specified prices, plus accrued and unpaid interest.

Optional Redemption After Equity Offerings	On one or more occasions before December 15, 2006, we can choose to purchase up to 35% of the outstanding principal amount of the exchange notes with money that we raise in one or more equity offerings, as long as:

•	we pay 108.250% of the face amount of the exchange notes bought, plus accrued and unpaid interest;

•	we purchase the exchange notes within 90 days of completing the equity offering; and

•	at least 65% of the exchange notes originally issued remain outstanding afterwards.

Change of Control Offer	If we experience a change in control, we must offer to purchase your exchange notes at 101% of their face amount, plus accrued and unpaid interest. We might not be able to pay you the required price for exchange notes you present to us at the time of a change in control because:

•	we might not have enough funds at that time; or

•	the terms of our other debt may prevent us from paying.

Asset Sale Proceeds	We may have to use the net cash proceeds from selling assets to offer to purchase your exchange notes at their face amount, plus accrued and unpaid interest.

Certain Indenture Provisions	The indenture governing the notes will limit what we (and most of our subsidiaries) may do. The provisions of the indenture will limit our ability to:

•	incur additional debt or issue preferred stock;

•	pay dividends and make distributions on, or redeem or repurchase, capital stock;

•	issue stock of subsidiaries;

•	make investments;

•	create liens;

•	enter into transactions with affiliates;

•	enter into sale-leaseback transactions;

•	merge or consolidate; and

•	transfer and sell assets.

These covenants are subject to important exceptions. For example, we will be permitted to issue additional notes under the indenture in an aggregate principal amount not to exceed $65.0 million for the purpose of repaying certain specified indebtedness of our subsidiaries. See “Description of Notes — Certain Covenants.”

No Public Market	There is no public market for the exchange notes. Although the initial purchasers have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Required Approvals	Other than the registration of the exchange notes under the Securities Act, and compliance with federal securities laws, we are not aware of any state or federal regulatory requirements that must be complied with in connection with the exchange offer.

Dissenters and Appraisal Rights	No dissenter’s rights or rights of appraisal exist in connection with the exchange offer.

Risk Factors

     Before making an investment decision, you should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the section “Risk Factors.”

Forward-Looking Statements

     Certain statements in this prospectus or in the documents incorporated by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the SEC, all as may be amended from time to time. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Mariner cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance. For additional information regarding factors that may cause our results of operations to differ materially from those presented herein, please see “Risk Factors” contained in this prospectus.

     You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “contemplate,” “estimate,” “believe,” “plan,” “project,” “predict,” “potential” or “continue,” or the negative of these or similar terms. These forward-looking statements may include, but are not limited to:

•	statements contained in “Risk Factors;”

•	statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the notes to our consolidated financial statements incorporated by reference into this prospectus such as our ability to meet our liquidity needs, scheduled debt and interest payments, and expected future capital expenditure requirements; the expected changes in and effects of government regulation on our business; the expected costs and certain expenses in fiscal years 2004 and 2005 and the foreseeable future; and estimates in our critical accounting policies, including our allowance for doubtful accounts, any anticipated impact of long-lived asset impairments and our ability to provide for loss reserves for self-insured programs; and

•	statements contained in “Business,” incorporated by reference into this prospectus such as those concerning our business strategy, competitive strengths, corporate integrity programs, insurance coverage, environmental matters, government regulations and the Medicare and Medicaid programs, reimbursement for services provided and legal proceedings.

•	statements concerning our senior credit facility and the exchange notes offered hereby.

     In evaluating these forward-looking statements, you should consider the following factors, as well as others contained in our public filings from time to time, which may cause our actual results to differ materially from any forward-looking statement:

•	our existing and future indebtedness and debt service obligations;

•	changes in reimbursement rates or methods of payment from Medicare and Medicaid or the implementation of other measures to reduce reimbursement for our services;

•	the expiration of enactments providing for additional governmental funding;

•	changes in payor mix, case mix and payment methodologies;

•	the impact of existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

•	the ability to control costs, implement measures designed to enhance operating efficiencies (including any problems with technology platforms employed to implement such measures) and generate cash flow to meet operational and financial requirements;

•	pending and future legislative proposals for health care or tort reform;

•	competition in our industry;

•	the ability to attract and retain qualified personnel at a reasonable cost;

•	changes in current trends in the cost and volume of professional liability and general liability claims and risks;

•	possible investigations or proceedings against us initiated by states or the federal government;

•	state regulation of health care providers;

•	unavailability of adequate insurance coverage on reasonable terms;

•	an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance;

•	an increase in senior debt or reduction in cash flow upon our purchase or sale of assets;

•	our ability to obtain financing on terms favorable to us;

•	our ability to successfully engage in strategic acquisitions;

•	an economic downturn or changes in laws affecting our business in those markets in which we operate; and

•	acts of God or public authorities, war, civil unrest, terrorism, fire, floods, earthquakes and other matters beyond our control.

     Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above, as well as the risk factors contained in this prospectus. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments.

RISK FACTORS

     You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case you may lose all or part of your original investment.

Risks Relating to The Exchange Offer

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

     We have a substantial amount of debt requiring significant interest payments. On March 31, 2004, we had total debt of approximately $385.3 million, of which $131.1 million consisted of borrowings under the term loan facility of our senior credit facility. We also have $90.0 million in available borrowings under the revolving credit facility of our senior credit facility although $31.0 million of borrowing capacity under the revolving credit facility was utilized for letters of credit outstanding as of March 31, 2004. Finally, we have our outstanding initial notes. We had stockholders’ equity of approximately $262.5 million at March 31, 2004. As of March 31, 2004, our total indebtedness under the senior credit facility, total indebtedness under the initial notes, non-recourse indebtedness of subsidiary, capital leases, total debt, total stockholders’ equity, total capitalization and ratio of total debt to total capitalization were as follows:

March 31, 2004
(Dollars in
millions)
Total indebtedness under the senior credit facility	$131.1
Total indebtedness under the initial notes	175.0
Non-recourse indebtedness of subsidiary	59.7
Capital leases	19.5

Total debt	385.3
Total stockholders’ equity	262.5

Total capitalization	$647.8

Ratio of total debt to total capitalization	59.5%

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes;

•	increase our vulnerability to general adverse economic and industry conditions, including material adverse regulatory changes such as reductions in reimbursement;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate purposes, or to carry out other aspects of our business plan;

•	require us to pledge as collateral substantially all of our assets;

•	require us to maintain certain debt coverage and financial ratios at specified levels, thereby reducing our financial flexibility;

•	limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

•	expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interest;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

     In addition, the indenture governing the notes and our senior credit facility contain financial and other restrictive covenants limiting our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of some or all of our debts.

We are permitted to incur substantially more debt. This could further exacerbate the risks described above.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our indenture governing the notes and the credit agreement governing our senior credit facility do not completely prohibit us or our subsidiaries from incurring additional indebtedness. Our senior credit facility permits borrowings of up to $225.0 million which includes a revolving credit facility that permits borrowings up to $90.0 million and all of those borrowings would rank senior to the notes and the subsidiary guarantees. We are also permitted to incur additional indebtedness in an aggregate principal amount not to exceed $65.0 million either under our senior credit facility or by the issuance of additional notes under the indenture or through a mortgage loan transaction with one or more lenders in order to repay indebtedness owed by certain of our non-guarantor subsidiaries. Additional borrowings under the senior credit facility would rank senior to the notes and the subsidiary guarantees. If new debt is added to our current debt levels, the related risks that we now face could intensify.

To service our indebtedness, we will require a significant amount of cash, the availability of which depends on many factors beyond our control.

     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Cost containment and lower reimbursement levels relative to inflationary increases in cost by third-party payors, including federal and state governments, have had a significant impact on the health care industry and on our cash flows. Our operating margins continue to be under pressure because of continuing regulatory scrutiny and growth in operating expenses, such as labor costs and insurance premiums. In addition, as a result of competitive pressures, our ability to maintain operating margins through price increases to private patients is limited.

     Certain of our subsidiaries will be non-guarantor subsidiaries under the indenture. We may not have access to the cash flow of these subsidiaries. In addition, the financial information incorporated by reference herein and appearing elsewhere in this prospectus also includes, unless otherwise indicated, the results of operation and other financial information of certain joint venture entities that do not constitute restricted subsidiaries as defined in the indenture. We may not have access to the cash flow of these entities which will not be subject to the restrictive covenants of the indenture. Our financial information incorporated by reference herein and included elsewhere in this prospectus on a consolidated basis includes our interest in the financial results of our non-guarantor subsidiaries and such other entities unless otherwise indicated.

     We cannot assure you that our business will generate sufficient cash flow from operations, that anticipated revenue growth and improvement of operating efficiencies will be realized or that future borrowings will be available under our senior credit facility in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity, sell assets, curtail discretionary capital expenditures or file for bankruptcy. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the notes, on commercially reasonable terms or at all.

Your right to receive payments on these notes is junior to our senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors’ senior indebtedness and possibly to all their future borrowings.

     The notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors’ senior indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. In addition, the notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the guarantors’ senior debt will be entitled to be paid in full before any payment may be made with respect to the notes or the subsidiary guarantees. In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on senior debt.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors’ subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceedings. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of our senior debt.

     As of March 31, 2004, we had $385.3 million of total debt, of which $131.1 million was senior debt, and, as of March 31, 2004, our non-guarantor subsidiaries had approximately $92.8 million of third-party indebtedness, consisting of $89.6 million of long-term debt and $3.2 million of trade payables and other indebtedness. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Not all of our subsidiaries will guarantee the notes.

     You will not have a claim as a creditor against our subsidiaries that are not guarantors of the notes, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. Those of our subsidiaries are not guarantors of the senior credit facility will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. During the year ended December 31, 2003 and three months ended March 31, 2004, the non-guarantor subsidiaries generated $148.0 million and $36.7 million of our consolidated revenue, respectively. The non-guarantor subsidiaries also held approximately 9.8% of our consolidated total assets as of March 31, 2004.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

     On the basis of historical financial information, recent operating and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If we fail to meet our payment or other obligations under our senior credit facility, the lenders under our senior credit facility could foreclose on, and acquire control of, substantially all of our assets.

     In connection with the incurrence of indebtedness under our senior credit facility, the lenders under such facility will receive a pledge of all of the capital stock of our existing domestic subsidiaries and any future domestic subsidiaries. Additionally, these lenders generally will have a lien on substantially all of our domestic assets, including our existing and future accounts receivable, cash, general intangibles, investment property, equipment and real property. As a result of these pledges and liens, if we fail to meet our payment or other obligations under our senior credit facility, the lenders under the senior credit facility would be entitled to foreclose on substantially all of our assets and liquidate these assets. Under those circumstances, we may not have sufficient funds to make payment on the notes. As a result, you may lose a portion of or the entire value of your investment in the notes.

The indenture for the notes and our senior credit facility restricts our ability and the ability of most of our subsidiaries to engage in some business, financial and corporate actions.

     The indenture for the notes and our senior credit facility, among other things, imposes significant operating and financial restrictions on us. These restrictions, among other things, limit our ability and that of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	issue preferred stock;

•	pay dividends or make other distributions to our shareholders;

•	repurchase or redeem our stock;

•	make other restricted payments and investments;

•	create liens;

•	incur restrictions on the ability of our or their subsidiaries to pay dividends or other payments to us or them;

•	sell or otherwise dispose of certain assets;

•	consolidate, merge or sell all of our assets;

•	enter into sale leaseback transactions

•	prepay, redeem or repurchase subordinated debt;

•	enter into transactions with affiliates; and

•	engage in certain business activities.

     Our failure to comply with obligations under the indenture for the notes may result in an event of default under the indenture. A default, if not cured or waived, may permit acceleration of our other indebtedness. We cannot be certain that we will have funds available to remedy these defaults. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds available to pay the accelerated indebtedness or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all.

     In addition, our senior credit facility requires us to maintain specified financial ratios (such as lease-adjusted leverage, senior leverage and fixed charge coverage) and satisfy other financial tests. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. These covenants may also limit our ability to plan for or react to market conditions, meet our capital needs and may otherwise restrict our activities and business plans. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and special interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases of notes or that restrictions in our senior credit facility will not allow such repurchases. If we do not repay all borrowings under our senior credit facility or obtain a consent from our lenders under our senior credit facility to repurchase the notes, we will be prohibited from purchasing the notes. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our senior credit facility. In addition, certain important corporate events, relating to our capital structure, would not constitute a “Change of Control” under the indenture.

If an active trading market for the exchange notes does not develop, the liquidity and value of the exchange notes could be harmed.

     The exchange notes have been registered under the Securities Act. Although the exchange notes are eligible for trading, we cannot assure you that an active trading market will develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. Future trading prices of the exchange notes will depend on many factors, including, among other things, the success of this exchange offer, prevailing interest rates, our operating results and the market for similar securities. We may or may not apply for listing of the exchange notes on a national securities exchange at some point in the future.

Risks Relating to Our Company

We depend on reimbursement from Medicare, Medicaid and other third-party payors and reimbursement rates from such payors may be reduced.

     We derive a substantial portion of our revenue from third-party payors, including the Medicare and Medicaid programs. For the year ended December 31, 2003 and the three months ended March 31, 2004, we derived approximately 81.2% and 81.4% of our total revenue, respectively, from the Medicare and Medicaid programs. Third-party payor programs are highly regulated and are subject to frequent and substantial changes. Changes in the reimbursement rate or methods of payment from third-party payors, including the Medicare and Medicaid programs, or the implementation of other measures to reduce reimbursements for our services has in the past, and could in the future, result in a substantial reduction in our revenues and operating margins. Additionally, net revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable because additional documentation is necessary or because certain services were not covered or were not reasonable and medically necessary. There also continue to be new legislative and regulatory proposals that could impose further limitations on government and private payments to health care providers. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private health care insurance. We cannot assure you that adequate reimbursement levels will continue to be available for the services provided by us, which are currently being reimbursed by Medicare, Medicaid or private third-party payors. Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our liquidity, financial condition and results of operations. It is possible that the effects of any of the Medicare Reimbursement Cliff (as defined below), further refinements to the prospective payment system, or PPS, that result in lower payments to us or cuts in state Medicaid funding could have a material adverse effect on our results of operations. Congress enacted the Medicare Balanced Budget Refinement Act of 1999, or BBRA, to, among other things, mitigate the impact of PPS, by temporarily increasing the PPS per diem rates for certain patient categories. In addition, the Medicare, Medicaid and SCHIP Benefits Improvement Act of 2000, or BIPA, brought additional relief to long-term care providers by eliminating certain scheduled reductions in skilled nursing facility reimbursement rates. When Congress enacted the BBRA and BIPA, it scheduled the relief under those acts to sunset starting October 1, 2002 unless additional action was taken by the Center for Medicare and Medicaid Services or Congress. Although some of the relief afforded by the BBRA and BIPA has been extended through September 30, 2004, there can be no assurance that it will be extended beyond such time. The sunset of the relief afforded by the BBRA and BIPA is referred to as the “Medicare Reimbursement Cliff.”

     We conduct business in a heavily regulated industry, and changes in, or violations of, regulations may result in increased costs or sanctions that reduce our revenue and profitability.

     In the ordinary course of our business, we are regularly subject to inquiries, investigations and audits by federal and state agencies to determine whether we are in compliance with regulations governing the operation of, and reimbursement for, skilled nursing facilities and LTACs. These regulations include those relating to licensure, conduct of operations, ownership of facilities, construction of new and additions to existing facilities, allowable costs, services and prices for services. In particular, various laws, including federal and state anti-kickback and anti-fraud statutes, prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under federal and/or state health care programs such as Medicare and Medicaid, including the payment or receipt of remuneration for the referral of patients whose care will be paid by federal governmental programs. Sanctions for violating the anti-kickback and anti-fraud statutes include criminal penalties and civil sanctions, including fines and possible exclusion from governmental programs such as Medicare and Medicaid.

     In addition, the Ethics in Patient Referral Act of 1989, commonly referred to as the federal physician self-referral prohibition, or Stark Law, broadly defines the scope of prohibited physician referrals under federal health care programs to providers with which they have ownership or other financial arrangements. Many states have adopted, or are considering, legislative proposals similar to these laws, some of which extend beyond federal health care programs, to prohibit the payment or receipt of remuneration for the referral of patients and physician referrals regardless of the source of the payment for the care. These laws and regulations are complex and limited judicial or regulatory interpretation exists. We cannot assure you that governmental officials charged with responsibility for enforcing the provisions of these laws and regulations will not assert that one or more of our arrangements are in violation of the provisions of such laws and regulations.

     The regulatory environment surrounding the long-term care industry has intensified, particularly for larger for-profit, multi-facility providers like us. The federal government has imposed extensive enforcement policies resulting in a significant increase in the number of inspections, citations of regulatory deficiencies and other regulatory sanctions, including terminations from the Medicare and Medicaid programs, denials of payment for new Medicare and Medicaid admissions and civil monetary penalties. If we fail to comply, or are perceived as failing to comply, with the extensive laws and regulations applicable to our business, we could become ineligible to receive government program reimbursement, be required to refund amounts received from Medicare, Medicaid or private payors, suffer civil or criminal penalties, suffer damage to our reputation in various markets or be required to make significant changes to our operations. We are also subject to federal and state laws that govern financial and other arrangements between health care providers. These laws often prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce the referral of patients to a particular provider for medical products and services. Possible sanctions for violation of any of these restrictions or prohibitions include loss of eligibility to participate in reimbursement programs and/or civil and criminal penalties. Furthermore, some states restrict certain business relationships between physicians and other providers of health care services. Many states prohibit business corporations from providing, or holding themselves out as a provider of, medical care. From time to time, we may seek guidance as to the interpretation of these laws; however, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with our practices. In addition, we could be forced to expend considerable resources responding to an investigation or other enforcement action under these laws or regulations. Furthermore, should we lose licenses or certifications for a number of our facilities as a result of regulatory action or otherwise, we could be deemed in default under some of our agreements, including agreements governing outstanding indebtedness. We also are subject to potential lawsuits under a federal whistleblower statute designed to combat fraud and abuse in the health care industry. These lawsuits can involve significant monetary awards to private plaintiffs who successfully bring these suits.

     We have established policies and procedures that we believe are sufficient to ensure that our facilities will operate in substantial compliance with these anti-fraud and abuse requirements. While we believe that our business practices are consistent with Medicare and Medicaid criteria, those criteria are often vague and subject to change and interpretation. Aggressive anti-fraud actions, however, could have an adverse effect on our financial position, results of operations and cash flows.

     We face additional federal requirements that mandate major changes in the transmission and retention of health information. The Health Insurance Portability and Accountability Act, or HIPAA, was enacted to ensure, first, that employees can retain and at times transfer their health insurance when they change jobs, and second, to simplify health care administrative processes. This simplification includes expanded protection of the privacy and security of personal medical data and requires the adoption of standards for the exchange of electronic health information. Among the standards that the Secretary of Health and Human Services has adopted pursuant to HIPAA are standards for the following: electronic transactions and code sets, unique identifiers for providers, employers, health plans and individuals, security and electronic signatures, privacy and enforcement. Although HIPAA was intended to ultimately reduce administrative expenses and burdens faced within the health care industry, we believe that implementation of this law has resulted and will continue to result in additional costs. Failure to comply with HIPAA could result in fines and penalties that could have a material adverse effect on us.

     We are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or the intensity of federal and state enforcement actions. Our failure to obtain or renew required regulatory approvals or licenses or to comply with applicable regulatory requirements, the suspension or revocation of our licenses or our disqualification from participation in certain federal and state reimbursement programs, or the imposition of other harsh enforcement sanctions could have a material adverse effect upon our operations and financial condition.

Significant legal actions, which are commonplace in our industry, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our liquidity and financial condition.

     As is typical in the health care industry, we are and will continue to be subject to claims that our services have resulted in resident injury or other adverse effects. We, like our industry peers, have experienced an increasing trend in the frequency and severity of professional liability and general liability, or PL/GL, insurance claims and litigation asserted against us. In some states in which we have significant operations, insurance coverage for the risk of punitive damages arising from PL/GL insurance claims and/or litigation may not, in certain cases, be available due to state law prohibitions or limitations of availability. We cannot assure you that we will not be liable for punitive damage awards that are either not covered or are in excess of our insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on our financial condition.

     Due to the rising cost and limited availability of PL/GL insurance, we currently purchase excess PL/GL insurance only and maintain an unaggregated $1.0 million self-insured retention per claim in all states except Colorado, where we maintain first dollar coverage. Additionally, we currently self insure the first $0.5 million of each employee injury claim. Because we are largely self-insured on both of these programs, there is no limit on the maximum number of claims or amount for which we can be liable in any policy period. Although we base our loss estimates on independent actuarial analyses using the information we have to date, the amount of the losses could exceed our estimates. In the event our actual liability exceeds our estimates for any given period, our results of operations and financial condition could be materially adversely impacted. In addition, our insurance coverage might not cover all claims made against us nor continue to be available at a reasonable cost, if at all. If we are unable to maintain our current insurance coverage, if judgments are obtained in excess of the coverage we maintain, if we are required to pay uninsured punitive damages, or if the number of claims settled within the $1.0 million self-insured retention currently in place significantly increases, we could be exposed to substantial additional liabilities. We cannot assure you that we can continue to obtain insurance coverage similar to that which we currently maintain without paying substantially higher premiums, or at all, that current or future coverage will be adequate to satisfy adverse determinations against us or that the number of claims within the self-insured retention will not increase.

The cost to replace or retain qualified nurses, health care professionals and other key personnel may adversely affect our financial performance, and we may not be able to comply with certain states’ staffing requirements.

     We could experience significant increases in our operating costs due to shortages in qualified nurses, health care professionals and other key personnel. The market for these key personnel is highly competitive. We, like other health care providers, have experienced difficulties in attracting and retaining qualified personnel, especially facility administrators, nurses, certified nurses’ aides and other important health care providers. Our LTACs are particularly dependent on nurses for patient care. There is currently a shortage of nurses, and trends indicate this shortage will worsen in the future. The difficulty our skilled nursing facilities are experiencing in hiring and retaining qualified personnel has increased our average wage rate. We may continue to experience increases in our labor costs primarily due to higher wages and greater benefits required to attract and retain qualified health care personnel. Our ability to control labor costs will significantly affect our future operating results.

     We operate a number of skilled nursing facilities in California, which has enacted legislation establishing minimum staffing requirements for skilled nursing facilities operating in that state. Each skilled nursing facility in California must satisfy established minimum nursing hours of direct care per resident per day. Certain other states in which we operate skilled nursing facilities have adopted minimum staffing standards and additional states may also establish similar requirements in the future. Our ability to satisfy these requirements will depend upon our ability to attract and retain qualified nurses, certified nurses’ assistants and other staff. Failure to comply with these requirements may result in the imposition of fines or other sanctions. If states do not appropriate sufficient additional funds (through Medicaid program appropriations or otherwise) to pay for any additional operating costs resulting from minimum staffing requirements, our profitability may be adversely affected.

     We have collective bargaining agreements with unions representing employees at 26 of our facilities. One of these collective bargaining agreements expired on December 31, 2002, a number are set to expire over the next year and we cannot accurately predict the outcome of any related negotiations. Although workers are continuing to perform services under the expired contract and while we have not experienced material work stoppages in the past and believe our relations with our unionized employees are generally good, we cannot assure you that we will not experience a work stoppage or incur additional administrative expenses associated with union representation of our employees.

Future acquisitions may be difficult to complete, use significant resources, or be unsuccessful and could expose us to unforeseen liabilities.

     We may selectively pursue acquisitions in our target markets. Acquisitions may involve significant cash expenditures, debt incurrence, capital expenditures, additional operating losses, amortization of the intangible assets of acquired companies, dilutive issuances of equity securities and other expenses that could have a material adverse effect on our financial condition and results of operations. Acquisitions also involve numerous other risks, including difficulties integrating acquired operations, personnel and information systems, diversion of management’s time from existing operations, potential losses of key employees or customers of acquired companies, assumptions of significant liabilities, exposure to unforeseen liabilities of acquired companies and increases in our indebtedness.

     We cannot assure you that we will succeed in obtaining financing for any acquisitions at a reasonable cost or that any financing will not contain restrictive covenants that limit our operating flexibility. We also may be unable to operate acquired facilities profitably or succeed in achieving improvements in their financial performance.

     We also may face competition in acquiring any facilities. Our competitors may acquire or seek to acquire many of the facilities that would be suitable acquisition candidates for us. This could limit our ability to grow by acquisitions or increase the cost of our acquisitions.

Provision for losses in our financial statements may not be adequate.

     Loss provisions in our financial statements for self-insured programs are made on an undiscounted basis in the relevant period. These provisions are based on internal and external evaluations of the merits of individual claims, analysis of claims history and independent actuarially determined estimates. The external analysis is completed by a certified actuary with extensive experience in the long-term care industry. Our management reviews the methods of determining these estimates and establishing the resulting accrued liabilities frequently, with any material adjustments resulting therefrom being reflected in current earnings. Although we believe that our provisions for self-insured losses in our financial statements are adequate, the ultimate liability may be in excess of the amounts recorded. In the event the provisions for loss reflected in our financial statements are inadequate, our financial condition and results of operations may be materially affected.

Implementation of a new information technology infrastructure could cause business interruptions and negatively affect our profitability and cash flows.

     We are in the process of implementing a new information technology infrastructure to improve customer service, enhance operating efficiencies and provide more effective management of business operations. Implementation of the new system and software carries risks such as cost overruns, project delays and business interruptions and delays. If we experience a material business interruption as a result of the implementation of our existing or future information technology infrastructure or are unable to obtain the projected benefits of this new infrastructure, it could adversely affect us and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We recently emerged from a Chapter 11 bankruptcy reorganization, have a history of losses and may not become profitable.

     Because we recently emerged from bankruptcy and have a history of losses, we cannot assure you that we will grow or achieve and maintain profitability in the near future, or at all. We emerged from our Chapter 11 bankruptcy reorganization as a new reporting entity on May 13, 2002. Prior to our reorganization, we incurred net losses of approximately $1,778.3 million in 1999, $59.0 million in 2000 and $33.4 million in 2001. If we cannot achieve and maintain profitability, our financial condition and results of operations may be materially affected.

You may not be able to compare our historical financial information to our current financial information, which will make it more difficult to assess our future prospects.

     In December 2001, we elected to change our fiscal year end from September 30 to December 31. As a result our historical financial information contains information regarding the three-month transition period from October 1, 2001 to December 31, 2001 and makes a review of our historical financial data more complex. In addition, as a result of our emergence from bankruptcy, we are subject to the fresh start reporting prescribed by GAAP. Accordingly, unlike other companies that have not previously filed for bankruptcy protection, certain aspects of our financial condition and results of operations are not comparable to the financial condition and results of operations reflected in our historical financial statements incorporated by reference into this prospectus or contained elsewhere herein. Without historical financial statements to compare to our current performance, it may be more difficult for you to assess our future prospects.

If we fail to compete effectively with other health care providers, our revenues and profitability may decline.

     The long-term health care services industry is highly competitive. Our nursing centers compete on a local and regional basis with other nursing centers and other long-term health care providers. Some of our competitors’ facilities are located in newer buildings and may offer services not provided by us or are operated by entities having greater financial and other resources than us. Our skilled nursing facilities and LTACs face competition from general acute care hospitals and long-term hospitals that provide services comparable to those offered by our skilled nursing facilities and LTACs. Many competing general acute care hospitals are larger and more established than our facilities. We may experience increased competition from existing hospitals as well as hospitals converted, in whole or in part, to specialized care facilities.

     The long-term care industry is divided into a variety of competitive areas that market similar services. These competitors include nursing centers, hospitals, extended care centers, assisted living facilities, home health agencies and similar institutions. Our facilities generally operate in communities that also are served by similar facilities operated by our competitors. Certain of our competitors are operated by not-for-profit, non-taxpaying or governmental agencies that can finance capital expenditures on a tax exempt basis and that receive funds and charitable contributions unavailable to us. Our facilities compete based on factors such as our reputation for quality care; the commitment and expertise of our staff and physicians; the quality and comprehensiveness of our treatment programs; the physical appearance, location and condition of our facilities and to a limited extent, the charges for services. In addition, we compete with other long-term care providers for customer referrals from hospitals. As a result, a failure to compete effectively with respect to referrals may have an adverse impact on our business. Many of these competing companies have greater financial and other resources than we have. We cannot assure you that increased competition in the future will not adversely affect our financial condition and results of operations.

Possible changes in the case mix of patients as well as payor mix and payment methodologies may significantly affect our profitability.

     The sources and amounts of our patient revenues will be determined by a number of factors, including licensed bed capacity and occupancy rates of our facilities, the mix of patients and the rates of reimbursement among payors. Likewise, reimbursement for therapy services will vary based upon payor and payment methodologies. Changes in the case mix of the patients as well as payor mix among private pay, Medicare and Medicaid will significantly affect our profitability. Particularly, any significant increase in our Medicaid population could have a material adverse effect on our financial position, results of operations and cash flow, especially if states operating these programs continue to limit, or more aggressively seek limits on, reimbursement rates.

If we fail to comply with our Corporate Integrity Agreement, we could be subject to severe sanctions.

     On April 3, 2002, as part of a settlement with the United States to resolve certain United States claims that arose prior to our bankruptcy petition, or Global Settlement, we entered into a Corporate Integrity Agreement with the Department of Health and Human Services Office of Inspector General, or Corporate Integrity Agreement, to promote our compliance with the requirements of Medicare, Medicaid and all other federal health care programs. Under the Corporate Integrity Agreement, we have reviewed and are implementing our corporate compliance infrastructure and implementing additional quality improvement programs and internal financial controls in our facilities and regional and corporate offices. The Corporate Integrity Agreement is effective for five years beginning April 3, 2002. Our failure to comply with the material terms of this agreement could lead to suspension or exclusion from further participation in federal health care programs, including Medicare and Medicaid, which during the year ended December 31, 2003 and the three months ended March 31, 2004 accounted for 81.2% and 81.4% of our total revenues, respectively. Any of these sanctions would have a material adverse effect on our financial condition and results of operations.

Private third-party payors continue to try to reduce health care costs.

     Private third-party payors are continuing their efforts to control health care costs through direct contracts with health care providers, increased utilization review and greater enrollment in managed care programs and preferred provider organizations. These private payors increasingly are demanding discounted fee structures and the assumption by health care providers of all or a portion of the financial risk. We could be adversely affected by the continuing efforts of private third-party payors to contain the amount of reimbursement we receive for health care services. We cannot assure you that reimbursement payments under private third-party payor programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. Future changes in the reimbursement rates or methods of private third-party payors, including the Medicare and Medicaid programs, or the implementation of other measures to reduce reimbursement for our services could result in a substantial reduction in our net operating revenues. Finally, as a result of competitive pressures, our ability to maintain operating margins through price increases to private patients is limited.

We are exposed to market risk due to the fact that borrowings under our senior credit facility are or will be subject to wide fluctuations based on changing interest rates.

     Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with variable borrowings under our senior credit facility. Since our senior credit facility provides for variable rates, if market interest rates rise, so will our required interest payments on borrowings under the senior credit facility. We do not currently have any mechanism in place to manage, or hedge, the market risk associated with our variable rate debt.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges on a reported basis for the periods indicated.

	Reorganized Company(1)				Predecessor Company(1)
	Three Months			Eight Months	Four Months		Three Months
	Ended		Year Ended	Ended	Ended		Ended		Year Ended	Year Ended	Year Ended
	March 31,		December 31,	December 31,	April 30,		December 31,		September 30,	September 30,	September 30,
	2004		2003	2002	2002		2001		2001	2000	1999
Ratio of earnings to fixed charges(2)	1.9	x	—	—	501.2	x	2.0	x	—	—	—
Deficiency of earnings to fixed charges(2)	—		$(28,669)	$(56,521)	—		—		$(41,117)	$(77,710)	$(1,613,513)

(1)	The meaning of these terms is explained in the introduction to “Selected Historical Financial and Other Data.”
(2)	The ratio of earnings to fixed charges is computed by dividing (loss) income from continuing operations before taxes plus fixed charges by total fixed charges. Fixed charges represents interest expense (including capitalized interest), the amortization of debt issuance costs and the portion of rental expense that represents interest. The manner of computing the ratio of earnings to fixed charges described above is required by the SEC. The calculation used to determine compliance with our senior credit facility and the indenture governing the Notes is described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Reconciliation of EBITDA to net (loss) income” of our Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference into this prospectus. We have been in compliance with all ratios and covenants under our senior credit facility and notes since the completion of the financing transactions on December 19, 2003.

USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. The net proceeds to us from the sale of the initial notes in the December 19, 2003 offering was approximately $166.9 million, after deducting expenses of the offering. We used the net proceeds of the December 19, 2003 offering, borrowings under the term loan facility of our senior credit facility and cash on hand to redeem our then outstanding second priority secured notes, to repay borrowings under our prior senior credit facility and to pay fees and expenses relating to the financing transactions.

CAPITALIZATION

     This table sets forth our cash and cash equivalents and total capitalization as of March 31, 2004 on an actual basis. This table should be read in conjunction with our financial statements and other information incorporated by reference into this prospectus.

As of March 31, 2004
(dollars in millions)
Cash and cash equivalents	$20.3

Long-term debt, including current portion:
Senior credit facility	$131.1
Initial notes	175.0
Capital leases	19.5
Non-recourse indebtedness of subsidiary(1)	59.7

Total debt	385.3
Exchange notes offered hereby	—

Total debt	385.3
Total stockholders’ equity	262.5

Total capitalization	$647.8

(1)	Represents debt obligations of Professional Health Care Management, Inc., or PHCMI, and its subsidiaries that are recourse only to PHCMI. PHCMI and its subsidiaries are non-guarantor subsidiaries under the indenture governing the notes.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

     The following selected financial data should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes appearing in the Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference into this prospectus. The following selected financial data for the Reorganized Company (as that term is explained in the subsequent paragraph) for the year ended December 31, 2003, for the eight months ended December 31, 2002, for the Predecessor Company (as that term is explained in the subsequent paragraph) for the four months ended April 30, 2002, and for the three-months ended December 31, 2001 was prepared using the consolidated financial statements appearing in the Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference into this prospectus. The following selected financial data for the Reorganized Company for the three months ended March 31, 2004 and March 31, 2003 were prepared using the unaudited condensed consolidated financial statements appearing in the quarterly report on Form 10-Q for the quarter ended March 31, 2004 incorporated by reference into this prospectus. The selected financial data for the three months ended December 31, 2000 and the years ended September 2000 and 1999 were prepared using our consolidated financial statements included in the Predecessor Company’s publicly filed documents.

     Upon emergence from Chapter 11 proceedings, we adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” hereafter referred to as SOP 90-7. In connection with our adoption of fresh-start reporting, our reorganization value was allocated to our assets and liabilities on a basis that is substantially consistent with the purchase method of accounting. Although our joint plan became effective on May 13, 2002, for financial reporting purposes, the effective date of our joint plan was May 1, 2002. Our consolidated financial statements for periods after our adoption of fresh-start reporting are not comparable with those prepared before our joint plan was confirmed because they are, in effect, those of a new entity. Consequently, the consolidated balance sheet data at December 31, 2003 and 2002 is labeled “Reorganized Company” and reflects the effect of our joint plan and the associated adjustments. Additionally, the consolidated statement of operations data for the year ended December 31, 2003 and for the eight months ended December 31, 2002 relates to periods after our adoption of fresh-start reporting and is also labeled “Reorganized Company.” Periods presented prior to May 1, 2002 have been designated “Predecessor Company.”

     The consolidated statement of operations data for the twelve months ended December 31, 2002 labeled “Combined Predecessor Company and Reorganized Company” reflects combined results of our Predecessor Company and the Reorganized Company, is not a presentation in accordance with GAAP, and is presented solely for convenience purposes.

     A black line has been drawn between the accompanying consolidated financial statements to distinguish for accounting purposes between the Reorganized Company and the Predecessor Company. All numbers are in thousands except per share amounts and statistical data.

					Combined
					Predecessor
					Company and
					Reorganized	Reorganized
	Reorganized Company				Company	Company	Predecessor Company
	Three Months	Three Months			Twelve Months	Eight Months	Four Months	Three Months	Three Months
	Ended	Ended	Year Ended		Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	December 31,		December 31,	December 31,	April 30,	December 31,	December 31,
	2004(1)	2003	2003(1)		2002	2002	2002	2001	2000
	(Unaudited)	(Unaudited)							(Unaudited)
Statement of Operations Data
Net revenue	$408,808	$423,156	$1,715,367		$1,754,073	$1,163,006	$591,067	$450,542	$462,779
Costs and expenses
Operating expenses
Wage and related costs	235,123	254,735	1,015,007		1,021,978	679,938	342,040	261,114	274,780
Supplies	23,288	24,794	100,490		107,751	71,285	36,466	28,901	30,333
Insurance	16,041	20,540	78,871		85,942	55,392	30,550	24,172	22,175
Divestiture related charges	—	—	49,564		—	—	—	—	—
Provision for bad debt	3,020	4,377	20,345		32,105	8,347	23,758	7,080	9,476
Rent expense	8,260	8,810	35,650		38,454	25,463	12,991	10,393	14,770
Other	71,128	71,730	294,779		298,741	200,721	98,020	71,613	62,435

Total operating expenses	356,860	384,986	1,594,706		1,584,971	1,041,146	543,825	403,273	413,969
General and administrative expenses	26,374	22,733	99,103		72,285	47,072	25,213	18,943	18,473
Depreciation and amortization	9,705	8,593	37,082		34,320	22,764	11,556	10,928	11,251
(Gain) loss on sale of divested facilities	—	—	(25,197)		2,122	2,122	—	—	—
Impairment of long-lived assets	—	—	—		84,600	84,600	—	—	—

Total costs and expenses	392,939	416,312	1,705,694		1,778,298	1,197,704	580,594	433,144	443,693

Operating income (loss)	15,869	6,844	9,673		(24,225)	(34,698)	10,473	17,398	19,086
Other (expense) income
Interest expense	(9,218)	(8,213)	(36,493	)(1)	(29,890)	(26,972)	(2,918)	(3,398)	(3,125)
Loss on write-off of deferred financing costs	—	—	(5,941)		—	—	—	—	—
Interest income	751	828	2,747		6,639	5,485	1,154	2,602	2,464
Reorganization items	—	—	—		1,394,309	—	1,394,309	(13,153)	(8,102)
Other	27	(50)	1,345		1,159	(336)	1,495	(15)	(1,287)

Income (loss) from continuing operations before income taxes	7,429	(591)	(28,669)		1,347,992	(56,521)	1,404,513	3,434	9,036
Provision (benefit) for income taxes	893	(238)	(6,142)		1,179	1,323	(144)	(25)	(197)

Income (loss) from continuing operations	6,536	(353)	(22,527)		1,346,813	(57,844)	1,404,657	3,459	9,233
Discontinued operations
(Loss) gain on sale of discontinued operations, net of tax	(79)	3,600	11,314		29,082	—	29,082	—	—
(Loss) income from discontinued operations, net of tax	(228)	(479)	(1,583)		(254)	(470)	216	936	677

Net income (loss)	$6,229	$2,768	$(12,796)		$1,375,641	$(58,314)	$1,433,955	$4,395	$9,910

Income (loss) per share - basic
Income (loss) from continuing operations	$0.33	$(0.02)	$(1.13)		$67.34	$(2.89)	$19.06	$0.05	$0.13
(Loss) gain on sale of discontinued operations	(0.01)	0.18	0.57		1.45	—	0.40	—	—
(Loss) income from discontinued operations	(0.01)	(0.02)	(0.08)		(0.01)	(0.03)	—	0.01	—

Net income (loss) per share	$0.31	$0.14	$(0.64)		$68.78	$(2.92)	$19.46	$0.06	$0.13

Shares used in computing (loss) income per share-
basic	20,008	20,000	20,001		20,000	20,000	73,688	73,688	73,688

Income (loss) per share-diluted
Income (loss) from continuing operations	$0.32	$(0.02)	$(1.13)		$67.34	$(2.89)	$19.06	$0.05	$0.13
(Loss) gain on sale of discontinued operations	(0.01)	0.18	0.57		1.45	—	0.40	—	—
(Loss) from discontinued operations	(0.01)	(0.02)	(0.08)		(0.01)	(0.03)	—	0.01	—

Net income per share	$0.30	$0.14	$(0.64)		$68.78	$(2.92)	$19.46	$0.06	$0.13

Weighted average common shares outstanding - diluted	20,452	20,000	20,001		20,000	20,000	73,688	73,688	73,688

				Combined
				Predecessor
				Company and
	Reorganized	Reorganized	Reorganized	Reorganized	Reorganized
	Company	Company	Company	Company	Company	Predecessor Company
	Three Months	Three Months		Twelve Months	Eight Months	Four Months	Three Months	Three Months
	Ended	Ended	Year Ended	Ended	Ended	Ended	Ended	Ended
	March 31,	March 31,	December 31,	December 31,	December 31,	April 30,	December 31,	December 31,
	2004	2003	2003	2002	2002	2002	2001	2000
	(Unaudited)	(Unaudited)						(Unaudited)
Operating Statistics
Number of facilities (end of period)(2)	262	297	264	297	293	307	317	364
Average occupancy rate(2)	85.0%	85.5%	85.7%	86.1%	86.1%	86.2%	86.2%	86.6%
Revenue by payor source(3)
Medicaid	45.8%	47.4%	47.7%	48.1%	48.3%	47.6%	48.8%	50.6%
Medicare	35.6%	34.0%	33.5%	33.6%	33.1%	34.6%	31.3%	27.7%
Private and other	18.6%	18.6%	18.8%	18.3%	18.5%	17.8%	19.9%	21.7%

(1)	On a proforma basis, after giving effect to the financing transactions as if such transactions occurred on January 1, 2003 interest expense would have been $34.8 million for the year ended December 31, 2003. The effect of the financing transactions, consummated on December 19, 2003, is included in the historical financial statements as of December 31, 2003 and for the three months ended March 31, 2004.

(2)	Includes skilled nursing services.

(3)	Includes skilled nursing services and LTAC.

	Predecessor Company
	Fiscal Year Ended September 30,
	2001	2000	1999
Statement of Operations Data
Net revenue	$1,840,654	$1,849,578	$1,961,162
Costs and expenses
Operating expenses
Wage and related costs	1,043,133	1,104,885	1,252,572
Supplies	120,768	129,332	128,366
Insurance	94,837	80,001	34,324
Provision for bad debt	26,523	42,266	121,498
Rent expense	49,767	70,786	81,903
Other	343,898	271,918	132,400

Total operating expenses	1,678,926	1,699,188	1,751,063
General and administrative expenses	73,957	97,592	277,499
Depreciation and amortization	48,687	42,600	113,477
Gain on sale of divested facilities	—	—	242,735
Loss on settlement with government	33,410	—	—
Impairment of long-lived assets	—	19,413	995,932

Total costs and expenses	1,834,980	1,858,793	3,380,706

Operating income (loss)	5,674	(9,215)	(1,419,544)
Other (expenses) income
Interest expense	(4,613)	(71,305)	(203,815)
Loss on write-off of deferred financing costs	—	—	—
Interest income	6,005	11,365	9,075
Reorganization items	(47,721)	(10,816)	—
Other	(462)	2,261	771

Loss from continuing operations before income taxes.	(41,117)	(77,710)	(1,613,513)
(Benefit) provision for income taxes	(5,706)	(20,196)	1,789
Loss income from continuing operations	(35,411)	(57,514)	(1,615,302)
Discontinued operations
Income (loss) from discontinued operations, net of tax	2,016	(1,471)	(162,980)
Gain on sale of discontinued operations, net of tax	—	—	—

Net Loss	$(33,395)	$(58,985)	$(1,778,282)

(Loss) income per share
Basic and diluted
Loss from continuing operations	$(0.48)	$(0.78)	$(21.99)
Gain on sale of discontinued operations	—	—	—
Income (loss) from discontinued operations	0.03	(0.02)	(2.22)

	Predecessor Company
	Fiscal Year Ended September 30,
	2001	2000	1999
Net loss	$(0.45)	$(0.80)	$(24.21)

Shares used in computing loss per share
Basic and diluted	73,688	73,688	73,459

Operating Statistics
Number of facilities (end of period)(1)	326	364	413
Average occupancy rate(1)	87.4%	86.1%	85.4%
Revenue by payor source(2)
Medicaid	49.2%	50.8%	46.8%
Medicare	30.2%	27.4%	27.5%
Private and other	20.6%	21.8%	25.7%

(1)	Includes skilled nursing services.

(2)	Includes skilled nursing services and LTAC.

	Reorganized Company			Predecessor Company
	March 31,	December 31,	December 31,	December 31,	September 30,	September 30,	September 30,
	2004	2003	2002	2001	2001	2000	1999
	(Unaudited)
Balance Sheet Data
Cash and cash equivalents	$20,262	$41,934	$38,618	$213,740	$209,050	$170,468	$71,817
Receivables(1)	248,488	234,098	264,092	238,736	241,860	246,695	307,571
Property and equipment, net(2)	541,253	544,356	567,260	412,965	416,026	439,044	459,553
Working capital	48,351	56,004	116,566	347,641	334,444	331,711	(1,829,065)
Total assets	1,089,377	1,107,734	1,178,738	1,222,355	1,230,978	1,247,635	977,728
Long-term debt, including current portion(3)	385,281	389,636	484,762	2,112,418	2,116,755	2,147,756	2,146,434
Stockholders’ equity (deficit)	262,514	256,153	268,395	(1,467,260)	(1,471,509)	(1,440,177)	(1,386,019)
Total capitalization	647,795	645,789	753,157	645,158	645,246	707,579	760,415

(1)	Includes allowance for doubtful accounts of $99,570 at March 31, 2004.

(2)	Net of accumulated depreciation of $68,827 at March 31, 2004.

(3)	Long-term debt, including current portion, included $2,052,730 and $2,057,067 as liabilities subject to compromise at December 31, 2001 and September 30, 2001, respectively. At September 30, 2000 all long-term debt, including current portion, was classified as liabilities subject to compromise.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

     We sold the initial notes on December 19, 2003 in transactions exempt from the registration requirements of the Securities Act. Thus, the initial notes are subject to significant restrictions on resale. In connection with the issuance of the initial notes, we entered into a registration rights agreement, which required that we, at our cost, would:

•	within 150 days after the issue date, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the initial notes for the exchange notes, which will have terms substantially identical in all material respects to the initial notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

•	within 240 days after the issue date, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act. Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the initial notes; and

•	keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date notice of the exchange offer in the form of this prospectus is mailed to the holders of the initial notes.

     For each initial note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note.

     Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. In the case of broker-dealers, however, a prospectus meeting the requirements of the Securities Act is delivered as required below. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreement including certain indemnification rights and obligations.

     Each holder of initial notes that wishes to exchange such notes for exchange notes in the exchange offer will be deemed by virtue of participating in the exchange offer to make certain representations including representations that:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement with any person to participate in the distribution of the exchange notes; and

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be deemed by virtue of participating in the exchange offer to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be deemed to acknowledge by virtue of its participation in the exchange offer that it will deliver a prospectus in connection with any resale of such exchange notes.

     In the event that applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer, or if for any other reason the exchange offer is not consummated within 270 days of the issue date or, under certain circumstances, if the initial purchasers shall so request, we will, at our own expense:

•	as promptly as practicable, file a shelf registration statement covering resales of the initial notes;

•	use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

•	use our best efforts to keep effective the shelf registration statement until the earlier of the disposition of the notes covered by the shelf registration statement or two years after the issue date of the notes.

     We will, in the event of the shelf registration statement, provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder of the notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification rights and obligations.

     There can be no assurance that one of the registration statements described above will be filed, or if filed, will become effective. If we fail to comply with the above provisions or if such registration statement fails to become effective, then, additional interest shall become payable in respect of the initial notes as follows:

•	If (a) the exchange offer registration statement or shelf registration statement is not filed within 150 days after the issue date of the notes or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not confidentially submitted or filed on or prior to the date required by the registration rights agreement;

•	If (a) an exchange offer registration statement or shelf registration statement is not declared effective within 240 days after the issue date or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the date required by the registration rights agreement; or

•	If either (a) we have not exchanged the exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to 270 days after the issue date or (b)

the exchange offer registration statement ceases to be effective at any time prior to the time that the exchange offer is consummated or (c) if applicable, the shelf registration statement ceases to be effective at any time prior to the second anniversary of the issue date;

(each event referred to in the examples listed immediately above is a “registration default”), the sole remedy available to holders of the notes will be the immediate assessment of additional interest as follows: the per annum interest rate on the notes will increase by 0.5%, and the per year interest rate will increase by an additional 0.5% for each subsequent 90-day period during which the registration default remains uncured, up to a maximum additional interest rate of 2.0% per year in excess of the interest rate. All additional interest will be payable to holders of the notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, the interest rate on the notes will revert to the interest rate originally borne by the notes.

     The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed with our Annual Report on Form 10-K for the year ended December 31, 2003.

Terms of the Exchange Offer

     We are offering to exchange $175,000,000 in aggregate principal amount of our 8¼% senior subordinated notes due 2013 which have been registered under the Securities Act for a like aggregate principal amount of our outstanding unregistered 8¼% senior subordinated notes due 2013.

     Upon the terms and subject to the conditions set forth in this prospectus, we will accept for all initial notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding initial notes accepted in the exchange offer. You may tender some or all of your initial notes under the exchange offer. However, the initial notes are issuable in authorized denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum amount of initial notes being tendered.

     The form and terms of the exchange notes will be identical in all material respects to the form and terms of the initial notes, except that the exchange notes will be registered with the SEC and, therefore, will not be subject to the restrictions on transfer or bear legends restricting their transfer. The exchange notes will not provide for registration rights or the payment of liquidated damages under circumstances relating to the timing of the exchange offer. The exchange notes will evidence the same debt as the initial notes and will be issued under, and entitled to the benefits of, the indenture governing the initial notes.

     The exchange notes will accrue interest from the most recent date on which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes. Accordingly, registered holders of exchange notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the initial notes on that record date.

     In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under applicable law or the indenture. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the initial notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

     We will be deemed to have accepted validly tendered initial notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

     If we do not accept any tendered initial notes because of an invalid tender or for any other reason, then we will return any unaccepted initial notes without expense to the tendering holder promptly after the expiration date.

     Holders who tender initial notes in the exchange offer will not be required to pay brokerage commissions or fees. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “ – Fees and Expenses” below for more detailed information regarding the expenses of the exchange offer.

     By submitting to the exchange agent an agent’s message (as defined below), you will be making the representations described under “ – Procedures for Tendering Initial Notes” below.

Expiration Date; Extension; Amendments

     The exchange offer will expire at 5:00 p.m., New York City time, on    , 2004 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date means the latest date and time to which we extend the exchange offer.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all initial notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any initial notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

     We reserve the right, in our sole discretion and at any time, to:

•	delay accepting any initial notes;

•	extend the exchange offer;

•	terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, if any of the conditions set forth below under “ - Conditions of the Exchange Offer” have not been satisfied or waived prior to the expiration date; and

•	amend the terms of the exchange offer in any manner.

     We will notify you as promptly as practicable of any extension, amendment or termination. We will also file a post-effective amendment to the registration statement of which this prospectus is a part with respect to any fundamental changes in the exchange offer.

Conditions of the Exchange Offer

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any initial notes if in our reasonable judgment:

•	the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of initial notes, would violate any applicable law or applicable interpretation of the staff of the SEC; or

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     The conditions listed above are for our sole benefit and we may assert them prior to the expiration date regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part prior to the expiration date. If we waive these conditions, then we intend to continue the exchange offer for at least five business days after the waiver. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

     We will not accept for exchange any initial notes tendered, and will not issue exchange notes in exchange for any initial notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Interest

     The exchange notes will bear interest at a rate equal to 8¼% per annum. We will pay interest on the notes twice a year, on each June 15 and December 15, beginning June 15, 2004. See “Description of Notes.”

Procedures for Tendering Initial Notes

     A holder who wishes to tender initial notes in the exchange offer must transmit to the exchange agent an agent’s message, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the initial notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, on or before the expiration date.

     The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus. To receive confirmation of valid tender of initial notes, a holder should contact the exchange agent at the telephone number listed under “- Exchange Agent.”

     Any tender of initial notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus. Only a registered holder of initial notes may tender the initial notes in the exchange offer. If you wish to tender initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of initial notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of initial notes not properly tendered or initial notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular initial notes. However, to the extent we waive any conditions of tender with respect to one tender of initial notes, we will waive that condition for all tenders as well. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability or failure to give you notification of defects or irregularities with respect to tenders of your initial notes.

     By tendering, you will represent to us that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangement with any person to participate in the distribution of the exchange notes; and

•	you are not an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Under existing interpretations of the staff of the SEC contained in several no action letters to unrelated third parties, the exchange notes, including the related guarantees, would in general be freely transferable by their holders after the exchange offer without further registration under the Securities Act. However, any purchaser of initial notes who is our “affiliate,” or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in the exchange offer:

•	may not rely on the applicable interpretations of the staff of the SEC;

•	is not entitled and will not be permitted to tender initial notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If the holder is not a broker-dealer, it will be deemed to represent by virtue of its participation in the exchange offer that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be deemed to acknowledge by virtue of its participation in the exchange offer that it will deliver a prospectus in connection with any resale of such exchange notes.

     Any broker-dealer that acquired initial notes directly from us may not rely on the applicable interpretations of the staff of the SEC, may not participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in connection with any resales of the initial notes.

     The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the exchange notes with the prospectus contained in the registration statement. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired.

Book-Entry Transfer

     We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the initial notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of initial notes by causing DTC to transfer the initial notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

     Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all initial notes properly tendered and will issue the exchange notes promptly after acceptance of the initial notes.

     For purposes of the exchange offer, we will be deemed to have accepted properly tendered initial notes for exchange when we have given oral or written notice of that acceptance to the exchange agent. For each initial note accepted for exchange, you will receive an exchange note having a principal amount equal to that of the surrendered initial note.

     In all cases, we will issue exchange notes for initial notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	timely confirmation of book-entry transfer of your initial notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

     If we do not accept any tendered initial notes for any reason set forth in the terms of the exchange offer, we will credit the non-exchanged initial notes to your account maintained with DTC.

Withdrawal Rights

     You may withdraw your tender of initial notes at any time before the exchange offer expires.

     For a withdrawal to be effective, the exchange agent must receive a written or facsimile notice of withdrawal at its address listed below under “- Exchange Agent.” A facsimile transmission notice of withdrawal that is received prior to receipt of a tender of initial notes sent by mail and postmarked prior to the date of the facsimile transmission of withdrawal will be treated as a withdrawn tender. The notice of withdrawal must identify the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC.

     We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The initial notes will be credited to an account maintained with DTC for the initial notes. You may retender properly withdrawn initial notes by following one of the procedures described under “- Procedures for Tendering Initial Notes” at any time on or before the expiration date.

The Exchange Agent; Assistance

     U.S. Bank National Association is the exchange agent. You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

By Hand, Overnight Mail, Courier, or Registered or Certified Mail:

U.S. Bank National Association
Corporate Trust Bondholder Services
60 Livingston Avenue
1st Floor – Bond Drop Window
St. Paul, MN 55107-2292
Attention: Teresa L. Davis
Reference: Mariner Health Care, Inc.

For Information or Confirmation by Telephone:

800-934-6802
Attention: Teresa L. Davis
Reference: Mariner Health Care, Inc.

Fees and Expenses

     We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your initial notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

     We will pay or cause to be paid any transfer taxes applicable to the exchange of initial notes pursuant to the exchange offer. If, however, payment is to be made to, or if exchange notes and/or substitute initial notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes, or if tendered initial notes are registered in the name of any person other than the registered holder, or if a transfer tax is imposed for any reason other than the transfer of initial notes to us pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by you.

Accounting Treatment

     We will record the exchange notes in our accounting records at the same carrying values as the initial notes, which is the aggregate principal amount of the initial notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Resales of Exchange Notes

     Based on interpretations of the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued pursuant to this exchange offer in exchange for initial notes may be offered for resale, resold and otherwise transferred by any initial note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

•	the exchange notes to be received will be acquired in the ordinary course of the holder’s business;

•	the holder has no arrangement with any person to participate in the distribution of the exchange notes; and

•	the holder is not an “affiliate” as defined in Rule 405 of the Securities Act of ours or any of our subsidiaries.

     Any holder who intends to participate in the exchange offer for the purpose of distributing the exchange notes may not rely on the applicable interpretations of the staff of the SEC, may not participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resales of the exchange notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     This prospectus may be used for an offer to resale or other transfer of exchange notes. With regard to broker-dealers, only broker-dealers that acquired the initial notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where the initial notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, will be deemed to acknowledge by virtue of its participation in the tender offer that it will deliver a prospectus in connection with any resale of the exchange notes. By acknowledging that it will deliver a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for more details regarding the transfer of exchange notes.

Consequences of Failure to Exchange Initial Notes

     Holders who desire to tender their initial notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of initial notes for exchange.

     Initial notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the initial notes and the existing restrictions on transfer set forth in the legend on the initial notes and in the offering memorandum, dated December 12, 2003, relating to the initial notes. Except in limited circumstances with respect to the specific types of holders of initial notes, we will have no further obligation to provide for the registration under the Securities Act of such initial notes. In general, initial notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will take any action to register the untendered initial notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the initial notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

     Initial notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the initial notes and the exchange notes. Holders of the exchange notes and any initial notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES

     The exchange notes are identical in all material respects to the initial notes, except that the exchange notes will not contain certain of the transfer restrictions applicable to the initial notes, and the holders of the exchange notes will not have registration rights. The exchange notes will evidence the same debt as the initial notes, which they replace, and will be governed by the same indenture (the “Indenture”) among us, certain of our affiliate guarantors as discussed below, and U.S. Bank National Association, as trustee (the “Trustee”).

     The following is a summary of the material provisions of the Indenture. It does not restate that agreement, and we urge you to read the Indenture in its entirety, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003, because it, and not this description, defines your rights as a noteholder. We will provide you with a copy of the Indenture if you request one.

     Except as otherwise indicated, the following description relates to both the initial notes and the exchange notes, which are together referred to as the “Notes.” You can find the definitions of certain other capitalized terms used in this description under the subheading “— Certain Definitions.” The term “Company” as used in this section refers only to Mariner Health Care, Inc. and not to any of its Subsidiaries.

Brief Description of the Notes and the Guarantees

The Notes

     The Notes:

•	are general unsecured obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

•	are senior in right of payment to any future subordinated Indebtedness of the Company; and

•	are unconditionally Guaranteed by the Guarantors.

The Guarantees

     The Notes are Guaranteed by all of the Subsidiaries of the Company other than the Excluded Entities and the Non-Guarantor Subsidiaries; provided, that the PHCMI Group Members will be required to Guarantee the Notes once they have discharged their Indebtedness under the Omega Loan to the extent they are also required to guarantee the Obligations of the Company under the Credit Facility.

     The Guarantees of the Notes:

•	are general unsecured obligations of each Guarantor;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor; and

•	are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

     As of March 31, 2004, the Company and the Guarantors had total Senior Indebtedness of approximately $131.1 million. As indicated above and as discussed in detail below under the subheading “— Subordination,” payments on the Notes and under the Guarantees will be subordinated to the payment of Senior Indebtedness. The Indenture will permit the Company and the Guarantors to incur additional Senior Indebtedness.

     As of the date of the Indenture, all of our Subsidiaries were “Restricted Subsidiaries” and are subject to the covenants and other restrictions set forth in the Indenture except, in certain instances, the Non-Material Guarantor Subsidiaries and the Non-Guarantor Subsidiaries and except for the Excluded Entities, which as of such date were Unrestricted Subsidiaries. In addition, under the circumstances described below in the definition of “Unrestricted Subsidiary,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture and will not Guarantee the Notes.

     Not all of our Restricted Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, these Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. In addition, the Non-Guarantor Subsidiaries may be subject to restrictions concerning their right to make such distributions. The Non-Guarantor Subsidiaries generated $148.0 million and $36.7 million of our consolidated revenue in the year ended December 31, 2003 and three months ended March 31, 2004, respectively, and held approximately 9.8% of our consolidated total assets as of March 31, 2004.

     The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture and the registration rights agreement.

Principal, Maturity and Interest

     The initial notes were issued in an aggregate principal amount of $175.0 million. The exchange notes will be issued in an aggregate principal amount equal to the aggregate principal amount of the initial notes they replace. The Notes are issuable in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on December 15, 2013. Subject to our compliance with the covenant described under the subheading “— Certain Covenants — Limitation on Additional Indebtedness,” we are entitled to, without the consent of the Holders, issue more Notes under the Indenture on the same terms and conditions as the Notes being offered hereby in an unlimited aggregate principal amount (the “Additional Notes”). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Notes,” references to the Notes include any Additional Notes actually issued.

     Interest on the Notes accrues at the rate of 8 1/4% per annum and is payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2004. The Company will make each interest payment to the Holders of record of the Notes at the close of business on the immediately preceding June 1 and December 1.

     Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

     Before December 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at any time and from time to time at a redemption price equal to 108.250% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date out of the Net Proceeds of one or more Equity Offerings; provided that

(1)	at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption; and

(2)	any such redemption occurs within 90 days following the closing of such Equity Offering.

     On and after December 15, 2008, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on December 15 of each year listed below:

Year	Percentage
2008	104.125%
2009	102.750%
2010	101.375%
2011 and thereafter	100.000%

Selection and Notice of Redemption

     In the event of a redemption of less than all of the Notes, the Trustee will select the Notes to be redeemed as follows:

(1)	if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

(2)	if the Notes are not then listed, on a pro rata basis, by lot or in such other manner as the Trustee deems fair and equitable.

     The Notes will be redeemable upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a Holder’s registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company has failed to redeem any such Note.

Subordination

     The payment of principal, interest (including any additional interest) and premium on the Notes is subordinated to the prior payment in full of all Senior Indebtedness of the Company, including Senior Indebtedness incurred after the Issue Date.

     The holders of Senior Indebtedness are entitled to receive payment in full of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders are entitled to receive any payment with respect to the Notes, in the event of any distribution to creditors of the Company:

(1)	in a liquidation or dissolution of the Company;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshaling of the Company’s assets and liabilities.

     The Company also may not make any payment in respect of the Notes if:

(1)	a Payment Default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

(2)	any other default occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Indebtedness.

     Payments on the Notes may and will be resumed:

(1)	in the case of a Payment Default, upon the date on which such default is cured or waived; and

(2)	in the case of a Non-Payment Default, upon the earlier of the date on which such Non-Payment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

(1)	360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal, interest (including any additional interest) and premium on the Notes that have come due have been paid in full in cash.

     No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

     If the Trustee or any Holder receives a payment in respect of the Notes when:

(1)	the payment is prohibited by these subordination provisions; and

(2)	the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Indebtedness or their proper Representative.

     The Company must promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

     Each Guarantee is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment of all Senior Indebtedness of the respective Guarantor and is subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate payment blockage periods, upon terms substantially similar to the subordination provisions of the Notes described above.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders may recover less ratably than creditors of the Company who are holders of Senior Indebtedness. See “Risk Factors — Your right to receive payments on these notes is junior to our senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors’ senior indebtedness and possibly to all their future borrowings.”

Certain Covenants

     The Indenture contains, among others, the following covenants:

Limitation on Additional Indebtedness

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of the Guarantors may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company’s Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that neither the Company nor the Guarantors may incur any Permitted Indebtedness that ranks junior in right of payment to the Notes or the Guarantee of any Guarantor that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

     The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each case, that the amount thereof is included in Fixed Charges of the Company as accrued.

Limitation on Other Senior Subordinated Indebtedness

     The Company will not, and will not permit any Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both:

(1)	subordinate in right of payment to any Senior Indebtedness of the Company or such Guarantor, as the case may be; and

(2)	senior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes or a Guarantee, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness of the Company or such Guarantor, as the case may be, at least to the same extent as the Notes and the Guarantee of such Guarantor, as the case may be, are subordinated to such Senior Indebtedness.

Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

(1)	no Default or Event of Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

(2)	immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under “— Limitation on Additional Indebtedness” above; and

(3)	immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

     (a) 50% of the Company’s Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2004 to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

     (b) 100% of the aggregate Net Proceeds and fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities acquired in a transaction permitted under the Indenture received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be, excluding, in the case of this clause (b), any Net Proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under “— Optional Redemption”;

     (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds and fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities acquired in a transaction permitted under the Indenture received by the Company from any equity contribution from a holder of the Company’s Capital Stock, excluding, in the case of this clause (c), any Net Proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under “— Optional Redemption”; and

     (d) without duplication, the sum of:

(i) the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

(ii) the net proceeds received by the Company or any of its Restricted Subsidiaries from the disposition (other than to the Company or a Restricted Subsidiary of the Company), retirement or redemption of all or any portion of an Investment described in clause (3)(d)(i); and

(iii) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), (ii) and (iii) above with respect to the Investment in such Person may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date.

     For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

     The provisions of this covenant will not prohibit:

(1)	the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

(2)	the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinate in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

(3)	the redemption or retirement of Indebtedness of the Company subordinate in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management or other employees pursuant to any management or employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired shares of Capital Stock may not exceed $2.5 million in any twelve-month period (excluding, for purposes of calculating such amount, the aggregate amount received by any Person in connection with such repurchase, redemption or other acquisition or retirement for value of such shares of Capital Stock that is concurrently used to repay such Person’s loan pursuant to clause (9) of the definition of Permitted Investments); and

(6)	additional Restricted Payments pursuant to this clause (6) in an aggregate amount (taken together with all other Restricted Payments made pursuant to this clause (6)) not to exceed $15.0 million.

     In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of the first paragraph above, amounts expended pursuant to clauses (1), (2) and (5) of the immediately preceding paragraph will be included in such calculation.

     Nothing in this “Limitation on Restricted Payments” covenant shall limit the ability of the Company or any of its Subsidiaries to enforce, or otherwise seek remedies under, the Formation Note.

Limitation on Investments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than

(1)	a Permitted Investment; or

(2)	an Investment that is made after the Issue Date as a Restricted Payment in compliance with “— Limitation on Restricted Payments” above.

     Nothing in this “Limitation on Investments” covenant shall limit the ability of the Company or any of its Subsidiaries to enforce, or otherwise seek remedies under, the Formation Note.

Limitation on Liens

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any consensual Liens of any kind against or upon any of their respective property (including Capital Stock of a Restricted Subsidiary) or assets, whether owned on the Issue Date or thereafter acquired, or any proceeds, income or profit therefrom that secure Pari Passu Indebtedness or Indebtedness which is subordinate in right of payment to the Notes or any Guarantee, unless:

(1)	in the case of Liens securing Indebtedness which is subordinate in right of payment to the Notes or such Guarantee, as the case may be, the Notes are secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit that is senior in priority to such Liens; and

(2)	in the case of Liens securing Pari Passu Indebtedness, the Notes are equally and ratably secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an “Affiliate Transaction”) or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

(1)	such Affiliate Transaction is between or among the Company and one or more of the Restricted Subsidiaries; or

(2)	the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

     In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million which is not permitted under clause (1) above, the Company must obtain a board resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $15.0 million which is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

     The foregoing provisions do not apply to:

(1)	any Restricted Payment that is not prohibited by the provisions described under “— Limitation on Restricted Payments” above or any Permitted Investment;

(2)	reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(3)	any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)	any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(5)	bona fide transactions with an Excluded Entity consistent with past practice of the Company or the relevant Restricted Subsidiary;

(6)	advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business and consistent with past practices;

(7)	sales of Capital Stock (other than Disqualified Capital Stock) to Affiliates of the Company; and

(8)	any effort by the Company or any of its Subsidiaries to enforce, or otherwise seek remedies under, the Formation Note.

Limitation on Creation of Subsidiaries

     The Company will not create or acquire, and will not permit any of its Subsidiaries to create or acquire, any Subsidiary other than:

(1)	a Restricted Subsidiary existing as of the Issue Date;

(2)	a Restricted Subsidiary that is acquired after the Issue Date as a result of the enforcement, award or negotiation of other remedies under the Formation Note;

(3)	any other Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that each such Restricted Subsidiary (other than a Special Purpose Refinancing Subsidiary) that is required to guarantee any Senior Indebtedness must execute a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

(4)	an Unrestricted Subsidiary.

     As of the Issue Date, the Company had no Restricted Subsidiaries other than the Guarantors and the Non-Guarantor Subsidiaries. See “Description of Notes — Brief Description of the Notes and Guarantees.”

Limitation on Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

(2)	not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash other than in the case where the Company is undertaking a Permitted Asset Swap; provided that the following will be deemed to be cash for purposes of this clause (2):

     (a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Notes or any Guarantee) that are cancelled or forgiven or that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

     (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(3)	the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied:

     (a) first, to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 366 days following the receipt of the Asset Sale Proceeds from any Asset Sale;

     (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects:

•	to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with “— Limitation on Conduct of Business” below;

•	to make a capital expenditure; or

•	to acquire other long-term assets that are in compliance with “— Limitation on Conduct of Business” below;

provided that the balance of Asset Sale Proceeds are so applied within 366 days following the receipt of such Asset Sale Proceeds; and

     (c) third, if on such 366th day with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10.0 million, the Company must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes and any other Pari Passu Indebtedness that requires an offer to purchase be made with such Available Asset Sale Proceeds, on a pro rata basis, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an “Excess Proceeds Offer”).

     Within 30 days of the date specified in clause (3)(c) above, the Company will mail to the Trustee and each Holder a notice stating, among other things, that the Company is making an Excess Proceeds Offer and offering to repurchase Notes and any such other Pari Passu Indebtedness on the date specified in such notice (which will be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed) pursuant to the procedures required by the Indenture and described in such notice.

     If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and any such other Pari Passu Indebtedness.

     In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “— Merger, Consolidation or Sale of Assets” below, the successor Person will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and must comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) in compliance with “— Limitation on Additional Indebtedness” above in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not:

(1)	sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company; or

(2)	permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Restricted Subsidiary of the Company.

     The foregoing restrictions do not apply to (i) a Lien created or incurred in compliance with “— Limitation on Liens” above, (ii) an Asset Sale made in compliance with “— Limitation on Asset Sales” above (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of its Restricted Subsidiaries, such Asset Sale must also comply with “— Limitation on Restricted Payments” above) or (iii) the issuance of Preferred Stock in compliance with “— Limitation on Preferred Stock of Restricted Subsidiaries” above.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company, other than a Restricted Subsidiary party to a Permitted Omega Refinancing Transaction, to:

(1)	pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company

(a)	on its Capital Stock; or

(b)	with respect to any other interest or participation in, or measured by, its profits;

(2)	repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

(3)	make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

(4)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

(1)	encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, including, without limitation, pursuant to the Credit Agreement;

(2)	the Indenture, the Notes, the exchange notes and the Guarantees;

(3)	applicable law;

(4)	any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

(5)	customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

(6)	Refinancing Indebtedness; provided that such restrictions are not materially more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

(7)	customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

(8)	customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(9)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; or

(10)	any other agreement, instrument or document relating to Senior Indebtedness now or hereafter in effect; provided that the terms and conditions of such encumbrances or restrictions are not materially mere restrictive taken as a whole than those encumbrances or restrictions imposed in connection with the Credit Agreement as in effect on the Issue Date.

Limitation on Conduct of Business

     The Company and its Restricted Subsidiaries will not engage in any businesses other than Permitted Businesses.

Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Company or any Guarantor may enter into a Sale and Lease-Back Transaction if:

(1)	the Company or such Guarantor, as applicable, could have

     (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under “— Limitation on Additional Indebtedness” above; and

     (b) incurred a Lien to secure such Indebtedness pursuant to “— Limitation on Liens” above;

(2)	the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

(3)	the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with “— Limitation on Asset Sales” above.

Payments for Consent

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Limitation on Transfer of Assets

     Except for Permitted Investments, neither the Company nor any Guarantor will sell, convey, transfer or otherwise dispose of its assets or property to any Restricted Subsidiary that is not a Guarantor, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business or (b) to any Restricted Subsidiary if such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary of the Notes; provided that this covenant will not restrict the ability of the Company or a Restricted Subsidiary from returning cash to PHCMI as part of cash management activity conducted in the ordinary course of business consistent with past practice.

Change of Control Offer

     If a Change of Control occurs, the Company must make an offer to repurchase (the “Change of Control Offer”) each Holder’s outstanding Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

     Within 20 days of the occurrence of a Change of Control, the Company will mail to the Trustee and each Holder a notice describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (which will be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”)) pursuant to the procedures required by the Indenture and described in such notice.

     On the Change of Control Payment Date, the Company will, to the extent lawful,

(1)	accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Company.

The Paying Agent will promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company will execute and issue, the Guarantors shall endorse thereon their Guarantee, and the Trustee will promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     Prior to complying with any of the procedures of this “Change of Control” covenant, but in any event within 20 days following any Change of Control, the Company covenants to:

(1)	repay in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit the purchase by the Company of the Notes upon a Change of Control in compliance with the terms of this covenant or offer to repay in full all obligations and terminate all commitments under or in respect of all such

Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

(2)	obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the Notes as described above.

The Company must first comply with the covenant described in the preceding sentence before it will be required to purchase Notes in the event of a Change of Control; provided that the Company’s failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (3) under “— Events of Default” below.

     The Indenture further provides that (1) if the Company or any Guarantor has outstanding any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees or has any Preferred Stock outstanding, and the Company or such Guarantor is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company or such Guarantor will not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company has paid the Change of Control Purchase Price to the Holders that have accepted the Company’s Change of Control Offer and must otherwise have consummated the Change of Control Offer and (2) the Company and the Guarantors will not issue Indebtedness that is subordinated in right of payment to the Notes or the Guarantees and will not issue any Preferred Stock, as applicable, with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Merger, Consolidation or Sale of Assets

     The Company will not and will not permit any of its Restricted Subsidiaries (other than the Non-Material Guarantor Subsidiaries) to (1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of (each, a “transfer”) all or substantially all of the assets of the Company (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

(1)	either the Company or such Restricted Subsidiary, as the case may be, is the continuing Person, or the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the assets of the Company or such Restricted Subsidiary, as the case may be, are transferred must be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and, unless already a Guarantee, must expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Indenture, the Notes and the Guarantees, and the obligations thereunder will remain in full force and effect;

(2)	immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

(3)	immediately after giving effect to such transaction on a pro forma basis the Company or such Person will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under “— Certain Covenants — Limitation on Additional Indebtedness” above; provided that a Person that is a Guarantor on the Issue Date may merge into the Company or another Person that is a Guarantor on the Issue Date without complying with this clause (3).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     This covenant will not prohibit:

(1)	the consolidation or merger of a Guarantor with and into the Company or any other Guarantor, or of a PHCMI Group Member with and into another PHCMI Group Member; or

(2)	the sale or transfer of all or substantially all of the assets of a Guarantor to the Company or any other Guarantor, or of a PHCMI Group Member to another PHCMI Group Member.

Reports to Holders

     Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the notes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Guarantees

     The Guarantors guarantee the Notes on a general unsecured basis. All payments pursuant to the Guarantees by the Guarantors are subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of each respective Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor will be released from all of its obligations under its Guarantee if:

(1)	(a) all of its assets or Capital Stock is sold, in each case in a transaction in compliance with “— Certain Covenants — Limitation on Asset Sales” above, (b) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of the assets of the Company in compliance with “Merger, Consolidation or Sale of Assets” above, or (c) such Guarantor is designated an Unrestricted Subsidiary; and

(2)	such Guarantor has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Events of Default

     The following events are defined in the Indenture as “Events of Default”:

(1)	default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption, required repurchase or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(2)	default for 30 days in payment of any interest on the Notes (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(3)	default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or the Indenture for 45 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the “Change of Control” or “Merger, Consolidation or Sale of Assets” covenant which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)	failure to pay when due (giving effect to any applicable grace periods and any waiver or extension thereof) principal, interest or premium with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal, interest or premium or which has been accelerated, aggregates $20.0 million or more at any time;

(5)	any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20.0 million (to the extent not covered by insurance, including, without limitation, self-insured through an adequately funded Insurance Subsidiary or insurance account) is rendered against the Company or any Restricted Subsidiary thereof, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

(6)	certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary (other than with respect to the Non-Material Guarantor Subsidiaries and unless they shall have become Guarantors, the PHCMI Group Members) thereof; and

(7)	any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     The Indenture provides that the Trustee may withhold notice to the Holders of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default of the type described in clause (6) above) has occurred and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest, if any, to the date of acceleration and (1) the same will become immediately due and payable or (2) if there are any amounts outstanding under the Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five business days after receipt by the Company and the representative under the Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)	all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture;

(2)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3)	if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4)	in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the above Events of Default, the Trustee must have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission will affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in clause (6) above occurs, the principal, premium and interest amount with respect to all of the Notes will be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

     The Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the Trust Indenture Act of 1939 (the “TIA”).

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee;

(3)	the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request; and

(4)	the Trustee has failed to institute such a proceeding within 60 days.

     Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

Modification of Indenture

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of the Holders, amend or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any Holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of Holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture, except that no such modification may, without the consent of each Holder affected thereby:

(1)	reduce the amount of Notes whose Holders must consent to an amendment, supplement, or waiver to the Indenture;

(2)	reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

(3)	reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

(4)	make any Note payable in money other than that stated in the Note;

(5)	waive a Default on the payment of the principal of, interest on, or redemption payment with respect to any Note;

(6)	make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(7)	amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(8)	modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(9)	release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Legal Defeasance and Covenant Defeasance

     The Indenture provides that the Company may elect either:

(1)	to defease and be discharged from any and all of its and any Guarantor’s obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) (“Legal Defeasance”); or

(2)	to be released from its obligations with respect to the Notes under some of the covenants contained in the Indenture (“Covenant Defeasance”),

upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things:

(1)	the Company has delivered to the Trustee an opinion of counsel to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

(2)	in the case of legal defeasance, the Company will have delivered to the Trustee an opinion of counsel stating that:

     (a) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling; or

     (b) there has been a change in any applicable U.S. Federal income tax law,

in either case to the effect that, and such opinion of counsel will confirm that, Holders of the Notes or Persons in their positions will not recognize income, gain or loss for purposes of both U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time, as would have been the case if defeasance had not occurred;

(3)	in the case of covenant defeasance, the Company will have delivered to the Trustee an opinion of counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if covenant defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company has delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)	the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8)	the Company has delivered to the Trustee an opinion of counsel to the effect that

     (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture, and

     (b) assuming no intervening bankruptcy occurs and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9)	other customary conditions precedent are satisfied.

Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)	either:

     (a) all the Notes authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

     (b) all Notes not delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Company has paid all other sums payable under the Indenture by the Company; and

(3)	the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Compliance Certificate

     The Company will deliver to the Trustee on or before 90 days after the end of the Company’s fiscal year and on or before 45 days after the end of each the first, second and third fiscal quarters in each year an officers’ certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

Methods of Receiving Payments on the Notes

     The Company will make all principal, premium and interest payments on the Notes at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Trustee

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Transfer and Exchange

     Holders may transfer or exchange the Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption and is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The initial notes were issued in a transaction exempt from registration under the Securities Act and are subject to certain restrictions on transfer described in the Indenture, which are not applicable to the exchange notes.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. We refer you to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     “Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

     “Adjusted Net Assets” of any Person at any date means the lesser of the amount by which

(1)	the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date; and

(2)	the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

     “Affiliate” means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under “— Certain Covenants — Limitation on Transactions with Affiliates” beneficial ownership of at least 15% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

     “Asset Acquisition” means

(1)	an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

(2)	the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     “Asset Sale” means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of:

(1)	any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company; or

(2)	any other property or assets owned by the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales do not include:

(1)	a transaction or series of related transactions that involves assets having a fair market value or for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million;

(2)	sales or leases of equipment, inventory or accounts receivable in the ordinary course of business and consistent with past practices;

(3)	the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under “— Merger, Consolidation or Sale of Assets” above;

(4)	the sale or other disposition of cash or Cash Equivalents;

(5)	a Restricted Payment or Permitted Investment which is permitted under “— Certain Covenants — Limitation on Restricted Payments”;

(6)	a sale, issuance, conveyance, assignment, transfer, lease, sublease or other disposition of assets to the Company or to any Restricted Subsidiary of the Company or to any other Person if after giving effect to such transaction such other Person becomes a Restricted Subsidiary of the Company;

(7)	operating leases entered into in the ordinary course of business pursuant to ordinary business terms, provided that the lease of a health care facility will not be considered to be in the ordinary course of business but leases of portions of health care facilities to service providers will be considered to be in the ordinary course of business;

(8)	a sale, conveyance, transfer, lease or other disposition of worn out or surplus property;

(9)	subleases of any non-performing or under-performing health care facility, or any health care facility located in a non-core market of the Company, on arm’s-length commercial terms at fair market value (giving due regard to the value of divesting an unprofitable health care facility), and in any event for aggregate consideration (excluding periodic rental payments, percentage rent and other customary payments under the sublease characterized as “additional rents” or security deposits, but including any other lump sum payments) since the Issue Date of less than $1.0 million;

(10)	the sale, conveyance, transfer, lease or other disposition pursuant to any foreclosure of assets; and

(11)	the sale or other transfer for value of all or substantially all of the stock pledged pursuant to the Formation Note or the assets of the entity whose stock is so pledged in connection with the enforcement, negotiation or award of other remedies under the Formation Note.

     “Asset Sale Proceeds” means, with respect to any Asset Sale,

(1)	cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

     (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

     (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

     (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale,

     (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

     (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

(2)	promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or noncash consideration into cash.

     “Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of:

(1)	the fair value of the property subject to such arrangement; and

(2)	the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     “Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of the first paragraph of “— Certain Covenants — Limitation on Asset Sales” above.

     “Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     “Capitalized Lease Obligations” means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

     “Cash Equivalents” means:

(1)	marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)	certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)	investments in money market funds which invest at least 95% their assets in securities of the types described in clauses (1) through (5) above.

     A “Change of Control” of the Company will be deemed to have occurred at such time as

(1)	any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of the Company’s Capital Stock;

(2)	there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

(3)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company; or

(4)	the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture).

     “Commission” means the United States Securities and Exchange Commission.

     “Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to:

(1)	vote in the election of directors of such Person; or

(2)	if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, and the application of the proceeds of any such incurrence, repayment, issuance, redemption or other payment (regardless of whether such proceeds are applied before, on or after the Transaction Date), as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)	any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of “Consolidated Net Income”) (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset

Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)	notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     “Consolidated Fixed Charges” means, with respect to any Person, for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense, plus

(2)	the product of:

     (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (except for dividends paid in Capital Stock, other than Disqualified Capital Stock, and dividends paid to such Person or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times; and

     (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     “Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of net interest expense which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to:

(1)	imputed interest included in Capitalized Lease Obligations and Attributable Indebtedness;

(2)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(3)	the net payment obligations associated with Hedging Obligations;

(4)	amortization of financing fees and expenses and the write-off of deferred financing costs;

(5)	the interest portion of any deferred payment obligation;

(6)	amortization of discount or premium, if any;

(7)	all non-cash interest expense (other than interest amortized to cost of sales);

(8)	all capitalized interest for such period; and

(9)	all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

     “Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(1)	the Net Income of any Person, other than a Restricted Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

(2)	the Net Income (but not to the extent Net Income represents a loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of such restriction or limitation;

(3)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4)	any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

(5)	extraordinary gains and losses will be excluded;

(6)	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

(7)	in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

     “Credit Agreement” means the Credit and Guaranty Agreement dated as of December 19, 2003, among the Company, the Company’s Subsidiaries which are parties thereto as guarantors, the various lenders, CIBC World Markets, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as joint lead arrangers, JPMorgan Chase Bank, and Lehman Commercial Paper Inc., as co-syndication agents, and Canadian Imperial Bank of Commerce, as administrative agent and collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under “— Certain Covenants — Limitation on Additional Indebtedness” above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     “Credit Facility” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities or other debt instruments, in each case with banks or other institutional lenders or other investors providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including any agreement to increase the amount of available borrowings thereunder, extend the maturity thereof and add additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender, group of lenders or investors.

     “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     “Designated Senior Indebtedness,” as to the Company or any Guarantor, as the case may be, means:

(1)	any Senior Indebtedness under the Credit Facility; and

(2)	any other Senior Indebtedness which at the time of determination exceeds $25.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by such Person and as to which the Trustee has been given written notice of such designation.

     “Disqualified Capital Stock” means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under “— Change of Control Offer” above, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     “Divestitures” means, with respect to the Company and its Restricted Subsidiaries, (i) the sale of 18 facilities and the termination of seven capital leases and two operating leases in the State of Florida; and (ii) the sale of one facility and the termination of two operating leases in the State of Louisiana; all of which sales and terminations were or will be consummated during the fourth quarter of the Company’s fiscal year 2003.

     “EBITDA” means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

(1)	the sum of:

     (a) Consolidated Net Income for such period, plus

     (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

     (c) Consolidated Interest Expense for such period, plus

     (d) depreciation for such period on a consolidated basis, plus

     (e) amortization of intangibles for such period on a consolidated basis, plus

     (f) without duplication, any non-recurring fees, charges or other expenses reducing Consolidated Net Income that are directly related to the Divestitures and were taken or recorded in the fourth quarter of fiscal year 2003, in an aggregate amount not to exceed $50.0 million, plus

     (g) any reasonable non-recurring cash charges related to any acquisition or Asset Sale permitted under the Indenture (including without limitation those relating to accruals for accounts receivable, accruals for insurance, severance expenses and legal, investment banking and other professional fees) and, in each case, deducted in such period in computing Consolidated Net Income, plus

     (h) any other non-cash items reducing Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period; minus

(2)	all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person will be included only

(1)	if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

(2)	if the cash income derived from such Investment is attributable to Cash Equivalents.

     “Equity Offering” means any public or private sale of Capital Stock of the Company (other than Disqualified Capital Stock) made for cash on a primary basis after the Issue Date.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Excluded Entities” means Brightview of Bel Air, LLC; Global Healthcare — Bethesda, LLC; Mariner Health of Bel Air, LLC; Mariner Health of Forest Hill, LLC; New Hanover/Mariner Health, LLC; Tampa Health Properties, Ltd.; Westbury Associates, L.P.; and ForumPurchasing, LLC.

     “fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by the Board of Directors of either the Company or the Guarantor, as applicable, which has the interest in the assets or property for which the fair market value is being determined, acting reasonably and in good faith and shall be evidenced by a board resolution of such Board of Directors.

     “Formation Note” means, collectively, (a) that certain Promissory Note dated October 1, 2003, executed by FC Properties III, LLC and payable to the order of the Company in the original principal amount of $13,086,957, and (b) that certain Pledge and Security Agreement dated as of October 1, 2003, executed by FC Properties III, LLC in favor of the Company, pledging the equity interests owned by FC Properties III, LLC in Formation Properties III, LLC and the latter’s managing member, as security for such Promissory Note.

     “GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     “Guarantee” means the guarantee by each Guarantor of the obligations of the Company with respect to the Notes.

     “Guarantor” means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding) and shall include all Restricted Subsidiaries of the Company existing as of the Issue Date other than the Non-Guarantor Subsidiaries.

     “Hedging Obligations” means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

     “Holder” means a Person in whose name a Note is registered on the Registrar’s books.

     “incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurable,” and “incurring” will have meanings correlative to the foregoing);

provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an incurrence of such Indebtedness.

     “Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included:

(1)	any Capitalized Lease Obligations of such Person;

(2)	obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

(3)	guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(4)	all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(5)	Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under “— Certain Covenants — Limitation on Preferred Stock of Restricted Subsidiaries” above; and

(6)	Hedging Obligations of any such Person applicable to any of the foregoing (if and to the extent such Hedging Obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(1)	the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

(2)	Indebtedness will not include:

     (a) any liability for federal, state, local or other taxes, and

     (b) any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

     “Independent Financial Advisor” means an investment banking firm of national reputation in the United States which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

     “Insurance Subsidiaries” means MPN Insurance Company, Ltd. and GCI Indemnity, Inc. and all future captive insurance subsidiaries of the Company created after the Issue Date.

     “Investments” means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments exclude:

(1)	extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

(2)	the repurchase of securities of any Person by such Person.

(1) For the purposes of the “Limitation on Restricted Payments” covenant, “Investments” (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided, that, in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date; and (2) other than for purposes of determining the amount of Restricted Payments made since the Issue Date to determine compliance with the covenant under “— Limitation on Restricted Payments,” the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would no longer constitute a “Subsidiary” of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     “Issue Date” means the date the initial notes were first issued by the Company and authenticated by the Trustee under the Indenture.

     “Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any

Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     “Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

     “Net Proceeds” means:

(1)	in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

(2)	in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

(3)	in the case of any issuance of any Indebtedness by the Company or any Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

     “Non-Guarantor Subsidiaries” means the PHCMI Group Members, the Insurance Subsidiaries and any Special Purpose Refinancing Subsidiary.

     “Non-Material Guarantor Subsidiaries” means the members of a group of Guarantors existing as of the Issue Date, to be specified in the Indenture, that in the aggregate account for less than 5% of the Company’s consolidated total assets, shareholder’s equity or operating income as of that date.

     “Non-Payment Default” means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

     “Omega Loan” means the non-recourse mortgage notes of PHCMI issued to Omega Healthcare Investors, Inc. or a Subsidiary thereof.

     “Pari Passu Indebtedness” means:

(1)	with respect to the Company, any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee of the Notes.

     “Payment Default” means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     “Permitted Asset Swap” means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

     “Permitted Business” means any business that derives a majority of its revenues from the business engaged in by the Company and its Subsidiaries on the Issue Date and/or activities that are deemed by the Board of Directors of the Company to be reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

     “Permitted Indebtedness” means:

(1)	Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facility in an aggregate principal amount not to exceed the sum of (a) $245.0 million at any time outstanding plus (b) an amount not to exceed $65.0 million incurred within two (2) years of the Issue Date in accordance with the Credit Facility for the sole purpose of repaying or prepaying the Omega Loan and related fees and expenses; provided that no Indebtedness may be incurred in reliance on this clause (1)(b) if any Indebtedness has previously been incurred pursuant to clause (3) or (14) of this definition of Permitted Indebtedness;

(2)	Indebtedness under the Notes, the exchange notes, the Indenture and the Guarantees;

(3)	Indebtedness under Additional Notes and Guarantees thereunder in an aggregate principal amount not to exceed (without duplication of such Additional Notes and Guarantees thereof) $65.0 million incurred within two (2) years of the Issue Date for the sole purpose of repaying or prepaying the Omega Loan and related fees and expenses; provided that no Indebtedness may be incurred in reliance on this clause (3) if any Indebtedness has previously been incurred pursuant to clause (1)(b) or (14) of this definition of Permitted Indebtedness;

(4)	Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

(5)	Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company; provided, however, that:

(a) (i) if the Company is the obligor on such Indebtedness or (ii) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to the Company, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Guarantee of such Guarantor, in the case of a Guarantor; and

(b) if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or if as of any date any Person other than the Company holds a Lien in respect of such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(6)	Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed the greater of 3.5% of the Company’s consolidated tangible assets or $25.0 million at any one time outstanding;

(7)	Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two business days of incurrence;

(8)	the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to:

(a) interest rate risk, the notional principal amount of such Hedging Obligation at the time such Hedging Obligation is incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; and

(b) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9)	Refinancing Indebtedness;

(10)	the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision under “— Certain Covenants — Limitation on Additional Indebtedness”;

(11)	Indebtedness incurred by the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Restricted Subsidiary pursuant to such agreements, in connection with permitted acquisitions or permitted dispositions of any business, assets or Subsidiary of the Company or any Restricted Subsidiary;

(12)	Indebtedness which may be deemed to exist pursuant to any guarantees, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(13)	guarantees in the ordinary course of business of the obligations of suppliers, customers, franchises and licensees of the Company and any Restricted Subsidiary; and

(14)	the incurrence within two (2) years of the Issue Date by a PHCMI Group Member, Special Purpose Refinancing Subsidiary or other Subsidiary of the Company of Indebtedness in connection with a Permitted Omega Refinancing Transaction; provided that no Indebtedness may be incurred in reliance on this clause (14) if any Indebtedness has previously been incurred pursuant to clause (1)(b) or (3) of this definition of Permitted Indebtedness and (ii) with respect to Indebtedness incurred by a Special Purpose Refinancing Subsidiary, such Indebtedness is otherwise non-recourse to the assets of the Company and its Restricted Subsidiaries other than such Special Purpose Refinancing Subsidiary (subject to customary non-recourse exceptions for fraud, misappropriation of funds and the like); and

(15)	additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $30.0 million in aggregate principal amount at any one time outstanding.

     For purposes of determining compliance with “— Limitation on Additional Indebtedness”, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above, or is entitled to be incurred under the Consolidated Fixed Charge Coverage Ratio test, the Company and its Restricted Subsidiaries will be permitted to classify such item of Indebtedness on the date of its incurrence, and later reclassify all or a portion of such item of Indebtedness, in any manner that complies with such covenant.

     “Permitted Investments” means Investments made on or after the Issue Date consisting of:

(1)	Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

(2)	Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

(3)	Investments in cash and Cash Equivalents;

(4)	reasonable and customary loans made to employees in the ordinary course of business, including, without limitation, in connection with their relocation or business travel, not to exceed $1.0 million in the aggregate at any one time outstanding;

(5)	an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under “— Certain Covenants — Limitation on Asset Sales” above;

(6)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)	Hedging Obligations entered into in the ordinary course of the Company’s or its Subsidiaries’ business and not for speculative purposes;

(8)	any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company);

(9)	loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made for bona fide business purposes or to purchase Capital Stock of the Company, not in excess of $3.0 million in the aggregate at any time outstanding (excluding any amounts received by the Company or any of its Restricted Subsidiaries as a repayment of such loans or advances in connection with the purchase, redemption or other acquisition or retirement for value of such Capital Stock;

(10)	deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries;

(11)	Investments represented by accounts receivable created or acquired in the ordinary course of business;

(12)	Investments existing on the date hereof;

(13)	Investments in Insurance Subsidiaries made in the ordinary course of business consistent with historical practices of the Company in an aggregate amount not in excess of the reserves as shall be required by GAAP and as shall have been approved by the Company’s Board of Directors after taking into account any advice of the Company’s actuarial consultants and auditors and, insofar as the same are reasonably ascertainable by the Company from publicly available information, not materially inconsistent with the reserve practices of the competitors of the Company in the industry in which it operates; provided that as of the date of such Investment, no Default or Event of Default under the Indenture shall have occurred and be continuing or would result from the consummation of the Investment; and

(14)	additional Investments not to exceed the greater of 2.5% of the Company’s consolidated tangible assets or $25.0 million at any one time outstanding.

     “Permitted Omega Refinancing Transaction” means (i) the incurrence by a PHCMI Group Member or other Restricted Subsidiary of the Company of Indebtedness in an aggregate principal amount not to exceed $65.0 million the proceeds of which are used solely to repay the then outstanding Omega Loan and related interest fees and expenses in full or (ii) the sale, transfer or other disposition of the skilled nursing facilities owned or leased by PHCMI to a Special Purpose Refinancing Subsidiary and the incurrence by such Special Purpose Refinancing Subsidiary of Indebtedness in an aggregate principal amount not to exceed $65.0 million in connection with such sale or disposition, the proceeds of which are used solely to repay the then outstanding Omega Loan and related interest, fees and expenses in full.

     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     “PHCMI Group Members” means, collectively, Professional Health Care Management, Inc., Cambridge Bedford, Inc., Cambridge North, Inc., Cambridge South, Inc., Clintonaire Nursing Home,

Inc., Crestmont Health Center, Inc., Heritage Nursing Home, Inc., Nightingale East Nursing Center, Inc., Middlebelt-Hope Nursing Home, Inc. and Living Centers — PHCM, Inc.

     “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     “Purchase Money Indebtedness” means Indebtedness of any Person incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

     “Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or a Restricted Subsidiary of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that:

(1)	the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

(2)	the Refinancing Indebtedness is scheduled to mature either

(a) no earlier than the Indebtedness being refunded, refinanced or extended, or

(b) after the maturity date of the Notes;

(3)	the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

(4)	such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of:

(a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

(b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

(c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

(5)	such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

     “Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     “Restricted Payment” means any of the following:

(1)	the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary);

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Restricted Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

(3)	the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes or any Guarantee (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

(4)	the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

(5)	any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of designation); and

(6)	the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Subsidiary of the Company.

     “Restricted Subsidiary” means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action),

(1)	the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to “— Certain Covenants — Limitation on Additional Indebtedness” above; and

(2)	no Default or Event of Default has occurred and is continuing or results therefrom.

     “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Senior Indebtedness” means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

(1)	all Indebtedness of the Company or any Guarantor owed to lenders under the Credit Facility;

(2)	all obligations of the Company or any Guarantor with respect to Hedging Obligations;

(3)	all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(4)	all other Indebtedness of the Company or any Guarantor which does not provide that it is to rank pari passu with or subordinate to the Notes or the Guarantee of such Guarantor, as the case may be; and

(5)	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

(1)	Indebtedness of the Company or any Guarantor to any of their respective Subsidiaries, or to any Affiliate of the Company or such Guarantor or any of such Affiliate’s Subsidiaries;

(2)	Indebtedness represented by the Notes and the Guarantees;

(3)	any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

(4)	any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

(5)	Indebtedness incurred in violation of the Indenture;

(6)	Indebtedness represented by Disqualified Capital Stock; and

(7)	any Indebtedness to or guaranteed on behalf of, any shareholders, director, officer or employee of the Company or any Guarantor or any Subsidiary of the Company or such Guarantor.

     “Special Purpose Refinancing Subsidiary” means a Subsidiary of the Company exclusively engaged in a Permitted Omega Refinancing Transaction and activities reasonably related thereto;

provided that the Company has received customary legal or accounting opinions (or advice from a nationally recognized rating agency) that such Subsidiary is “bankruptcy remote” or otherwise would not be consolidated with the Company in a bankruptcy proceeding and that the sale or other disposition of Indebtedness to such Subsidiary in connection with a Permitted Omega Refinancing Transaction qualifies as a “true sale.”

     “Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

(1)	in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

(2)	in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     “Unrestricted Subsidiary” means each Excluded Entity and

(1)	any Subsidiary of an Unrestricted Subsidiary; and

(2)	any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a board resolution of the Board of Directors of the Company; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

(a) such designation is in compliance with “— Certain Covenants — Limitation on Restricted Payments” above;

(b) immediately after giving effect to such designation, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to “Certain Covenants — Limitation on Additional Indebtedness” above;

(c) no Default or Event of Default has occurred and is continuing or results therefrom; and

(d) neither the Company nor any Restricted Subsidiary will at any time:

     (i)     provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

     (ii)     be directly or indirectly liable for any Indebtedness of such Subsidiary or

     (iii)     be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

     (i)     that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to “— Certain Covenants — Limitation on Additional Indebtedness” above and

     (ii)     the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under “— Certain Covenants — Limitation on Restricted Payments” above.

The Trustee will be provided with an officers’ certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the board resolution adopted by the Board of Directors of the Company making such designation.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1)	the then outstanding aggregate principal amount of such Indebtedness into

(2)	the sum of the total of the products obtained by multiplying

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. The Internal Revenue Service may take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought.

     This discussion does not address all of the U.S. federal income tax consequences that may be relevant either to a holder in light of such holder’s particular circumstances or to holders subject to special treatment under the Code, such as certain financial institutions, regulated investment companies, real estate investment trusts, United States expatriates, insurance companies, dealers in securities or currencies, traders in securities, life insurance companies, regulated investment companies, foreign corporations, nonresident aliens, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. Moreover, neither the effect of any applicable state, local or foreign tax laws nor the possible application of federal estate and gift taxation or the alternative minimum tax is discussed. The discussion deals only with the notes held by investors as “capital assets” within the meaning of Section 1221 of the Code (generally, held for investment). If a partnership or other entity taxable as a partnerships holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership exchanging initial notes for exchange notes pursuant to the exchange offer. In addition, this discussion is limited to holders that purchased initial notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash).

     We believe that the exchange of the initial notes for the exchange notes, which are debt securities identical to the initial notes, but registered under the Securities Act, pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, we believe that (1) a holder will not recognize taxable gain or loss as a result of exchanging such holder’s initial notes for exchange notes; (2) the holding period of the exchange notes received by the holder should include the holding period of the initial notes; and (3) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the initial notes exchanged therefore immediately before the exchange.

EACH HOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF EXCHANGING INITIAL NOTES FOR EXCHANGE NOTES, IN LIGHT OF SUCH HOLDER’S OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

PLAN OF DISTRIBUTION

     If you are a broker-dealer and hold initial notes for your own account as a result of market-making activities or other trading activities and you receive exchange notes in exchange for initial notes in the exchange offer, then you may be a statutory underwriter and by participating in the exchange offer you will be deemed to acknowledge that you will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. Unless you are a broker-dealer, you will be deemed to acknowledge by virtue of your participation in the exchange offer that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of exchange notes. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired.

     Neither we nor any subsidiary guarantor will receive any proceeds in connection with the exchange offer or any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “The Exchange Offer – Resales of Exchange Notes.”

     For a period of 180 days after consummation of the exchange offer we will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of exchange notes. We have agreed to pay all expenses incident to our obligations in connection with the exchange offer, other than commissions and concessions of any broker dealer and, in certain instances any transfer taxes, and will indemnify the holders of initial notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

     Certain legal matters with respect to the validity of the notes and the guarantees will be passed upon for Mariner Health Care, Inc. and the subsidiary guarantors by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.

EXPERTS

     The consolidated financial statements of Mariner Health Care, Inc. appearing in Mariner Health Care Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Until ____, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Incorporation of Documents by Reference	iii
Where You Can Find More Information	iv
Prospectus Summary	1
Risk Factors	11
Ratio of Fixed Earnings to Fixed Charges	24
Use of Proceeds	24
Capitalization	24
Selected Historical Financial and Other data	25
The Exchange Offer	29
Description of Notes	38
Certain United States Federal Income Tax Considerations	83
Plan of Distribution	84
Legal Matters	85
Experts	85

PROSPECTUS

Mariner Health Care, Inc.

Offer to Exchange

$175,000,000 aggregate principal
amount of our 8¼% Senior
Subordinated Notes due 2013
which have been registered under the
Securities Act of 1933 for
our outstanding $175,000,000 8¼% Senior
Subordinated Notes due 2013

_______________, 2004

PART II

INFORMATION REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that he or she actually and reasonably incurred.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Seventh of our Third Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law, as it may be amended from time to time. Article Eighth of our Third Amended and Restated Certificate of Incorporation provides that we shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or is or was serving at our request as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee, partner or agent, to the fullest extent permitted by the Delaware General Corporation Law, as it may be amended from time to time. Article Eighth of our Third Amended and Restated Certificate of Incorporation also provides that the right to indemnification includes the right to be paid by our company the reasonable expenses incurred in defending any proceeding in advance of its final disposition. If a claim under this Article Eighth is not paid in full by our company within sixty days after a written claim has been received by our company, except in the case of a claim for an advancement of expenses, in which case the applicable period will be twenty days, the indemnitee may bring suit against our company to recover the unpaid amount of the claim.

     We maintain at our expense a policy of insurance that insures our directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities that may be incurred in those capacities.

Item 21. Exhibits and Financial Statement Schedules

     The following items are filed as exhibits to this registration statement:

Exhibit
Number	Exhibit
2.1	Second Amended Joint Plan of Reorganization for Mariner Post-Acute Network, Inc., Mariner Health Group, Inc. and Their Respective Debtor Affiliates dated February 1, 2002 (incorporated herein by reference to Exhibit 2.1 to the Company’s Transition Report on Form 10-K for the transition period from October 1, 2001 to December 31, 2001).

2.2	Findings of Fact, Conclusions of Law and Order Confirming Debtors’ joint plan of Reorganization, as signed by the United States bankruptcy court for the District of Delaware on April 3, 2002 and entered on the docket of the United States bankruptcy court for the District of Delaware in the Chapter 11 cases of the Company and its affiliates (other than MHG and its affiliates) on April 3, 2002 (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated April 17, 2002).

2.3	Findings of Fact, Conclusions of Law and Order Confirming Debtors’ joint plan of Reorganization, as signed by the United States bankruptcy court for the District of Delaware on April 3, 2002 and entered on the docket of the United States bankruptcy court for the District of Delaware in the Chapter 11 cases of MHG and its affiliates (other than the Company and its affiliates) on April 3, 2002 (incorporated herein by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K dated April 17, 2002).

2.4	Asset Purchase Agreement dated as of August 19, 2003 by and among Formation Properties III, LLC, certain affiliates of Formation Properties III, LLC, Mariner Health Care, Inc. and certain subsidiaries of Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.2 to the Report on Form 10-Q for the quarterly period ended September 30, 2003 (the “September 2003 10-Q”)). Certain exhibits and schedules referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

2.5	First Amendment to Asset Purchase Agreement dated as of September 30, 2003 by and among Formation Properties III, LLC, certain affiliates of Formation Properties III, LLC, Mariner Health Care, Inc. and certain subsidiaries of Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.3 to the September 2003 10-Q).

2.6	Master Transaction Agreement, dated October 27, 2003, by and among: Mariner Health Care, Inc., individually and on behalf of each of its subsidiaries and affiliates identified on Exhibit A; and Belleair East Medical Investors, Ltd. (L.P.), Dallas Medical Investors, Ltd. (L.P.), Denver Medical Investors, Ltd. (L.P.), Ft. Bend Medical Investors, Ltd. (L.P.), Houston-Northwest Medical Investors, Ltd. (L.P.), Melbourne Healthcare Associates, Ltd., Northwest Healthcare, L.P., Orange Healthcare, Ltd. (L.P.), Pinellas III Healthcare, Ltd. (L.P.), Polk Healthcare, Ltd. (L.P.), Pt. Charlotte Healthcare, Ltd. (L.P.), South Denver Healthcare Associates, Ltd. (L.P.), and Tallahassee Healthcare Associates, Ltd. (L.P.), and Belleair East HCC, LLC, Melbourne Terrace RCC, LLC, Spring Lake NC, LLC, Conway Lakes NC, LLC, Deep Creek RNC, LLC, East Bay NC, LLC; and Samuel B. Kellett, SBK LLC and SBK Capital, LLC. Certain exhibits and schedules referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request (incorporated herein by reference to Exhibit 2.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 10-K”).

Exhibit
Number	Exhibit
3.1	Third Amended and Restated Certificate of Incorporation of Mariner Health Care, Inc. dated as of May 13, 2002 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A dated May 13, 2002).

3.2	Amended and Restated Bylaws of Mariner Health Care, Inc. dated as of May 13, 2002 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A dated May 13, 2002).

4.1	Warrant Agreement, dated as of May 13, 2002, between Mariner Health Care, Inc. and American Stock Transfer & Trust Company, as Warrant Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the “March 2002 10-Q”)).

4.2	Indenture, dated as of May 13, 2002, among Mariner Health Care, Inc., the Guarantors listed on Schedule I thereto, and the Bank of New York with respect to the issuance of $150,000,000 in Principal Amount of Second Priority Secured Notes due 2009 (incorporated herein by reference to Exhibit 4.2 to the March 2002 10-Q).

4.3	Note issued in connection with the Indenture dated as of May 13, 2002, among Mariner Health Care, Inc., the Guarantors listed on Schedule I thereto and the Bank of New York with respect to the issuance of $150,000,000 in Principal Amount of Second Priority Secured Notes due 2009 (included in Exhibit 4.2 hereto).

4.4	Common Stock Certificate for the Common Stock of Mariner Health Care, Inc., par value $.01 per share (incorporated herein by reference to Exhibit 4.4 to the March 2002 10-Q).

4.5	Indenture, dated as of December 19, 2003, among Mariner Health Care, Inc., the Guarantors listed on Schedule 1 thereto, and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.7 to the 2003 10-K).

4.6	Form of Series A 8¼% Senior Subordinated Note Due 2013 (incorporated herein by reference to Exhibit 4.5 to the 2003 10-K).

4.7	Form of Series B 8¼% Senior Subordinated Note Due 2003 (incorporated herein by reference to Exhibit 4.6 to the 2003 10-K).

4.8	Promissory Note, in the principal amount of $13,086,957.00, dated as of October 1, 2003 from FC Properties III, LLC in favor of Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.4 to the September 2003 10-Q).

4.9	Form of Certificate of Incorporation of guarantor subsidiaries.

4.10	Form of Bylaws of guarantor subsidiaries.

5	Opinion of Powell, Goldstein, Frazer & Murphy LLP.*

10.1	Equity Registration Rights Agreement, dated as of May 13, 2002 by and among Mariner Health Care, Inc., and OCM Administrative Services II, L.L.C. (incorporated herein by reference to Exhibit 10.1 to the March 2002 10-Q).

Exhibit
Number	Exhibit
10.2	Debt Registration Rights Agreement, dated as of May 13, 2002 by and among Mariner Health Care, Inc. and OCM Administrative Services II, L.L.C. (incorporated herein by reference to Exhibit 10.2 to the March 2002 10-Q).

10.3	Credit and Guaranty Agreement dated as of May 13, 2002 among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc., as Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., and UBS Warburg LLC, as Joint Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, General Electric Capital Corporation, as Collateral Monitoring Agent and Documentation Agent, and UBS AG Stamford Branch, as Administrative Agent, with respect to $297,000,000 Senior Secured Credit Facilities (incorporated herein by reference to Exhibit 10.3 to the March 2002 10-Q).

10.4	Pledge and Security Agreement dated as of May 13, 2002 between each of Mariner Health Care, Inc., and the other Grantors party thereto, and Residential Funding Corporation d/b/a GMAC-RFC Health Capital, as the Joint Collateral Agent (incorporated herein by reference to Exhibit 10.4 to the March 2002 10-Q).

10.5	Intercreditor and Collateral Agency Agreement dated as of May 13, 2002 among (i) Residential Funding Corporation d/b/a GMAC-RFC Health Capital, as Joint Collateral Agent thereunder, (ii) UBS AG, Stamford Branch, in its capacity as Administrative Agent, the Bank of New York, as trustee under the Rollover Note Indenture referred to therein, and Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.5 to the March 2002 10-Q).

10.6	Employment Agreement dated April 4, 2002, between C. Christian Winkle, President and Chief Executive Officer of Mariner Health Care, Inc., and Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “June 2002 10-Q”)).†

10.7	Employment Agreement dated May 13, 2002, between Boyd P. Gentry, Senior Vice President and Treasurer of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.2 to the June 2002 10-Q).†

10.8	Employment Agreement dated May 13, 2002, between Stefano Miele, Senior Vice President, General Counsel and Secretary of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.3 to the June 2002 10-Q).†

10.9	Employment Agreement dated May 13, 2002, between Terry P. O’Malley, Senior Vice President, Human Resources of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.4 to the June 2002 10-Q).†

10.10	Employment Agreement dated May 13, 2002, between William C. Straub, Senior Vice President and Chief Accounting Officer of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.5 to the June 2002 10-Q).†

10.11	Employment Agreement dated May 13, 2002, between John M. Notermann, Senior Vice President, Corporate Development of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.6 to the June 2002 10-Q).†

Exhibit
Number	Exhibit
10.12	Employment Agreement dated May 13, 2002, between David F. Polakoff, M.D., Senior Vice President, Chief Medical Officer of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.7 to the June 2002 10-Q).†

10.13	Civil and Administrative Settlement Agreement by and between the United States of America, acting through the United States Department of Justice, and on behalf of the Office of Inspector General of the Department of Health and Human Services and Mariner Post-Acute Network, Inc. (the Predecessor Company to Mariner Health Care, Inc.), Mariner Health Group, Inc. and Affiliated Debtors dated March 25, 2002 (incorporated herein by reference to Exhibit 10.8 to the June 2002 10-Q).

10.14	Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Mariner Health Care, Inc. effective as of April 3, 2002 (incorporated herein by reference to Exhibit 10.9 to the June 2002 10-Q).

10.15	Form of Management Agreement dated as of May 13, 2002, by and between Mariner Health Care Management Company and the subsidiaries of Mariner Health Care, Inc. operating skilled nursing facilities (incorporated herein by reference to Exhibit 10.10 to the June 2002 10-Q).

10.16	Mariner Health Care, Inc. 2002 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the June 2002 10-Q).†

10.17	Mariner Health Care, Inc. 2002 Outside Directors’ Stock Option Plan (incorporated herein by reference to Exhibit 10.12 to the June 2002 10-Q).

10.18	First Amendment to Credit and Guaranty Agreement dated as of August 9, 2002, by and among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc., Goldman Sachs Credit Partners L.P., UBS Warburg LLC, UBS AG, Stamford Branch, General Electric Capital Corporation, and Residential Funding Corporation dba GMAC-RFC Health Capital (incorporated herein by reference to Exhibit 10.13 to the June 2002 10-Q).

10.19	Separation Agreement and General Release between Susan Thomas Whittle and Mariner Post-Acute Network, Inc. (incorporated herein by reference to Exhibit 10.14 to the June 2002 Form 10-Q).†

10.20	Employment Agreement dated as of December 4, 2002, between Michael Boxer and Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.20 to the Pre-Effective Amendment No. 1 to Form S-1 filed on January 24, 2003).†

10.21	Second Amendment and Limited Waiver to Credit and Guaranty Agreement dated as of March 31, 2003 by and among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc. and certain other signatories thereto (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.22	Third Amendment to Credit and Guaranty Agreement dated as of September 30, 2003 by and among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc. and certain other signatories thereto (incorporated herein by reference to Exhibit 10.1 to the September 2003 10-Q).

Exhibit
Number	Exhibit
10.23	First Amendment to Settlement Agreement, made and entered into as of October 27, 2003, by and among: Mariner Health Care, Inc., individually and on behalf of each of its subsidiaries and affiliates identified on Exhibit A; and Belleair East Medical Investors, Ltd. (L.P.), Dallas Medical Investors, Ltd. (L.P.), Denver Medical Investors, Ltd. (L.P.), Ft. Bend Medical Investors, Ltd. (L.P.), Houston-Northwest Medical Investors, Ltd. (L.P.), Melbourne Healthcare Associates, Ltd., Northwest Healthcare, L.P., Orange Healthcare, Ltd. (L.P.), Pinellas III Healthcare, Ltd. (L.P.), Polk Healthcare, Ltd. (L.P.), Pt. Charlotte Healthcare, Ltd. (L.P.), South Denver Healthcare Associates, Ltd. (L.P.), and Tallahassee Healthcare Associates, Ltd. (L.P.); and Arlington Heights Medical Investors, Ltd., Villa Medical Investors, Ltd., Kenansville Medical Investors, Ltd., Creek Forest, Limited, Ft. Worth Medical Investors, Ltd., Samuel B. Kellett, Stiles A. Kellett, Jr., Sun City Center Associates, Ltd. (L.P.), The Charlotte Rich Kellett Irrevocable Trust dated November 1, 1991, acting through William R. Bassett, as Trustee, Kellett Partners, L.P., and The Samuel B. Kellett, Jr. Irrevocable Trust dated November 1, 1991, acting through William R. Bassett, as Trustee (incorporated herein by reference to Exhibit 10.23 to the 2003 10-K).

10.24	Registration Rights Agreement, dated as of December 19, 2003 by and among Mariner Health Care, Inc., various Guarantors, CIBC World Markets Corp., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Citigroup Global Markets Inc. (incorporated herein by reference to Exhibit 10.24 to the 2003 10-K).

10.25	Credit and Guaranty Agreement dated as of December 19, 2003 between Mariner Health Care, Inc., the Guarantors listed on Schedule 1.1(i) thereto, CIBC World Markets Corp., J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., JPMorgan Chase Bank, Citicorp North America, Inc., General Electric Capital Corporation and Canadian Imperial Bank of Commerce with respect to $225,000,000.00 Senior Secured Credit Facilities (incorporated herein by reference to Exhibit 10.25 to the 2003 10-K).

10.26	Pledge and Security Agreement dated as of December 19, 2003 among Mariner Health Care, Inc. and the other Grantors party thereto and Canadian Imperial Bank of Commerce as Collateral Agent (incorporated herein by reference to Exhibit 10.26 to the 2003 10-K).

10.27	Mariner Health Care, Inc. 2003 Outside Directors’ Stock Incentive Plan (amending and restating the Mariner Health Care, Inc. 2002 Outside Directors’ Stock Incentive Plan) (incorporated herein by reference to Exhibit 10.27 to the 2003 10-K).

21	Subsidiaries of the Company (incorporated herein by reference to Exhibit 21 to the 2003 10-K).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5).

24	Power of attorney (see the signature pages to this registration statement).

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

*	To be filed by amendment.

†	Management contract or compensatory plan, contract or arrangement.

Item 22. Undertakings.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 4th day of May, 2004.

MARINER HEALTH CARE, INC.

By: /s/ C. Christian Winkle

C. Christian Winkle
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities of Mariner Health Care, Inc. and on the dates indicated below:

Signature	Title	Date
/s/ C. Christian Winkle C. Christian Winkle	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2004

/s/ Michael E. Boxer Michael E. Boxer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2004

/s/ Bruce H. Duner Bruce H. Duner	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 4, 2004

/s/ Victor L. Lund Victor L. Lund	Chairman of the Board	May 4, 2004

Signature	Title	Date
/s/ Earl P. Holland Earl P. Holland	Director	May 4, 2004

/s/ Phillip L. Maslowe Phillip L. Maslowe	Director	May 4, 2004

/s/ Mohsin Y. Meghji Mohsin Y. Meghji	Director	May 4, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

MARINER HEALTH CARE MANAGEMENT COMPANY

By: /s/ C. Christian Winkle

C. Christian Winkle
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities of Mariner Health Care Management Company and on the dates indicated below:

Signature	Title	Date
/s/ C. Christian Winkle C. Christian Winkle	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2004

/s/ Michael E. Boxer Michael E. Boxer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2004

Signature	Title	Date
/s/ Bruce H. Duner Bruce H. Duner	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 13, 2004

/s/ Boyd P. Gentry Boyd P. Gentry	Director	May 13, 2004

/s/ Stefano M. Miele Stefano M. Miele	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

AMERICAN MEDICAL INSURANCE BILLING SERVICES, INC.
AMERRA PROPERTIES, INC.
APS PHARMACY MANAGEMENT, INC.
COMPASS PHARMACY SERVICES OF TEXAS, INC.
DEVCON HOLDING COMPANY
GCI HEALTH CARE CENTERS, INC.
GCI REHAB, INC. GRANCARE HOME HEALTH SERVICES, INC.
HERITAGE OF LOUISIANA, INC.
LCR, INC.
LIVING CENTERS LTCP DEVELOPMENT COMPANY
MARINER HEALTH CENTRAL, INC.
MARINER HEALTH MASSACHUSETTS SHELF CORPORATION
MARINER MEDICAL SUPPLY, INC.
MARINERSELECT STAFFING SOLUTIONS, INC.
MEDREHAB OF LOUISIANA, INC.
MEDREHAB OF MISSOURI, INC.
MHC CONSOLIDATING CORPORATION
MHC HOLDING COMPANY
MHC TEXAS HOLDING COMPANY, LLC
By: MHC Holding Company, its Sole Member NAN-DAN CORP.
NATIONAL HEALTH STRATEGIES, INC.
PHCMI HOLDING COMPANY, LLC
By: MHC Holding Company, its Sole Member
PRISM CARE CENTERS, INC.
PRISM HEALTH GROUP, INC.
PRISM HOME CARE COMPANY, INC.
PRISM HOME CARE, INC.
PRISM HOME HEALTH SERVICES, INC.
PRISM HOSPITAL VENTURES, INC.
PRISM REHAB SYSTEMS, INC.
PROFESSIONAL RX SYSTEMS, INC.
REHABILITY HEALTH SERVICES, INC.
RENAISSANCE MENTAL HEALTH CENTER, INC.

By: /s/ Boyd P. Gentry

Boyd P. Gentry
President and Treasurer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Boyd P. Gentry Boyd P. Gentry	President and Treasurer (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

/s/ Boyd P. Gentry Boyd P. Gentry	Director	May 13, 2004

/s/ Stefano M. Miele Stefano M. Miele	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

MHC RECRUITING COMPANY

By: /s/ Aruna Poddatori

Aruna Poddatori President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities of MHC Recruiting Company and on the dates indicated below:

Signature	Title	Date
/s/ Aruna Poddatori Aruna Poddatori	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

/s/ Boyd P. Gentry Boyd P. Gentry	Director	May 13, 2004

/s/ Stefano M. Miele Stefano M. Miele	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

GRANCARE, LLC
MHC WEST HOLDING COMPANY

By: /s/ Todd Andrews

Todd Andrews
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Todd Andrews Todd Andrews	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ Todd Andrews Todd Andrews	Director/Manager	May 13, 2004

/s/ Sharon R. Koroshec Sharon R. Koroshec	Director/Manager	May 13, 2004

/s/ James E. Sims, Jr. James E. Sims, Jr.	Director/Manager	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

LIVING CENTERS-ROCKY MOUNTAIN, INC. MHC ROCKY MOUNTAIN HOLDING COMPANY

By: /s/ Robert W. Herzig

Robert W. Herzig
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Robert W. Herzig Robert W. Herzig	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ Robert W. Herzig Robert W. Herzig	Director	May 13, 2004

/s/ Candace Gunderson Candace Gunderson	Director	May 13, 2004

/s/ Michelle Mongillo Michelle Mongillo	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

MHC REHAB CORP.
IHS REHAB PARTNERSHIP, LTD.
By: MHC Rehab Corp., its General Partner
LIVING CENTERS OF TEXAS, INC.
MARINER HEALTH CARE OF NASHVILLE, INC.

By: /s/ Sandy Klein

Sandy Klein
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Sandy Klein Sandy Klein	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ Sandy Klein Sandy Klein	Director	May 13, 2004

/s/ Christopher Bland Christopher Bland	Director	May 13, 2004

/s/ Hank Barber Hank Barber	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

EH ACQUISITION CORP. III
GCI-WISCONSIN PROPERTIES, INC.
GRANCARE OF MICHIGAN, INC.
MARINER HEALTH CARE OF TOLEDO, INC.
MHC ILLINOIS, INC.
MHC GULF COAST HOLDING COMPANY
MHC MIDAMERICA HOLDING COMPANY
NATIONAL HERITAGE REALTY, INC.
PINNACLE CARE CORPORATION OF HUNTINGTON
SEVENTEENTH STREET ASSOCIATES LIMITED PARTNERSHIP
By: Tri-State Health Care, Inc., its General Partner
TRI-STATE HEALTH CARE, INC.
By: /s/ Clarence A. Shelton, III

Clarence A. Shelton, III
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Clarence A. Shelton, III	President (Principal Executive Officer)	May 13, 2004
Clarence A. Shelton, III

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

/s/ Clarence A. Shelton, III	Director	May 13, 2004
Clarence A. Shelton, III

/s/ Roy Dumas Roy Dumas	Director	May 13, 2004

/s/ Pamela P. Forstell Pamela P. Forstell	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

BEECHWOOD HERITAGE RETIREMENT COMMUNITY, INC.
BRIDE BROOK NURSING & REHABILITATION CENTER, INC.
LONG RIDGE NURSING AND REHABILITATION CENTER, INC.
LONGWOOD REHABILITATION CENTER, INC.
MARINER HEALTH CARE OF GREATER LAUREL, INC.
MARINER HEALTH CARE OF SOUTHERN CONNECTICUT, INC.
MARINER HEALTH OF MARYLAND, INC.
MERRIMACK VALLEY NURSING & REHABILITATION CENTER, INC.
METHUEN NURSING & REHABILITATION CENTER, INC.
MHC NORTHEAST HOLDING COMPANY
MYSTIC NURSING AND REHABILITATION CENTER, INC.
PENDLETON NURSING & REHABILITATION CENTER, INC.
PINNACLE CARE CORPORATION OF HUNTINGTON
SASSAQUIN NURSING & REHABILITATION CENTER, INC.

By: /s/ Harry Paul Schrank, II

Harry Paul Schrank, II
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Harry Paul Schrank, II Harry Paul Schrank, II	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

/s/ Harry Paul Schrank, II Harry Paul Schrank, II	Director	May 13, 2004

/s/ Jimmy Harrington Jimmy Harrington	Director	May 13, 2004

/s/ Thomas P. Simons Thomas P. Simons	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

MARINER HEALTH CARE OF NORTH HILLS, INC.
MARINER HEALTH CARE OF WEST HILLS, INC.

By: /s/ Clarence A. Shelton, III

Clarence A. Shelton, III
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Clarence A. Shelton, III Clarence A. Shelton, III	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ Clarence A. Shelton, III	Director	May 13, 2004
Clarence A. Shelton, III

/s/ Kristine Halsey Kristine Halsey	Director	May 13, 2004

/s/ Pamela P. Forstell Pamela P. Forstell	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

LIVING CENTERS-EAST, INC.
PINNACLE CARE CORPORATION OF NASHVILLE

By: /s/ William J. Marshall

William J. Marshall
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ William J. Marshall William J. Marshall	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ William J. Marshall William J. Marshall	Director	May 13, 2004

/s/ Clarence A. Shelton, III	Director	May 13, 2004
Clarence A. Shelton, III

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

BRIAN CENTER NURSING CARE/ AUSTELL, INC.

By: /s/ William J. Marshall

William J. Marshall
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ William J. Marshall	President (Principal Executive Officer)	May 13, 2004
William J. Marshall

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ William J. Marshall William J. Marshall	Director	May 13, 2004

/s/ Clarence A. Shelton, III	Director	May 13, 2004
Clarence A. Shelton, III

/s/ Shelia McArdle Shelia McArdle	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

GRANCARE SOUTH CAROLINA, INC.
LIVING CENTERS-SOUTHEAST, INC.
MHC MIDATLANTIC HOLDING COMPANY
PINNACLE CARE CORPORATION OF WILMINGTON

By: /s/ Harry Paul Schrank, II

Harry Paul Schrank, II
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Harry Paul Schrank, II Harry Paul Schrank, II	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ Harry Paul Schrank, II Harry Paul Schrank, II	Director	May 13, 2004

/s/ Paul Babinski Paul Babinski	Director	May 13, 2004

/s/ Ken Pitts Ken Pitts	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

MARINER HEALTH AT BONIFAY, INC.
MARINER HEALTH CARE OF ATLANTIC SHORES, INC.
MARINER HEALTH CARE OF DELAND, INC.
MARINER HEALTH CARE OF INVERNESS, INC.
MARINER HEALTH CARE OF LAKE WORTH, INC.
MARINER HEALTH CARE OF MACCLENNY, INC.
MARINER HEALTH CARE OF METROWEST, INC.
MARINER HEALTH CARE OF ORANGE CITY, INC.
MARINER HEALTH CARE OF PALM CITY, INC.
MARINER HEALTH CARE OF PINELLAS POINT, INC.
MARINER HEALTH CARE OF PORT ORANGE, INC.
MARINER HEALTH CARE OF TUSKAWILLA, INC.
MARINER HEALTH OF FLORIDA, INC.
MARINER HEALTH OF JACKSONVILLE, INC.
MARINER HEALTH OF ORLANDO, INC.
MARINER HEALTH OF PALMETTO, INC.
MARINER HEALTH OF TAMPA, INC.
MARINER HEALTH PROPERTIES IV, LTD.
By: Mariner Health of Florida, Inc., its General Partner
MHC FLORIDA HOLDING COMPANY
MHC/CSI FLORIDA, INC.
MHC/LCA FLORIDA, INC.
TAMPA MEDICAL ASSOCIATES, INC.

By: /s/Darrell Zurovec

Darrell Zurovec
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Darrell Zurovec Darrell Zurovec	President (Principal Executive Officer)	May 13, 2004

/s/ Bruce H. Duner Bruce H. Duner	Vice President (Principal Financial and Accounting Officer)	May 13, 2004

/s/ Steven S. Heinrichs Steven S. Heinrichs	Director	May 13, 2004

/s/ Darrell Zurovec Darrell Zurovec	Director	May 13, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of May, 2004.

CORNERSTONE HEALTH MANAGEMENT COMPANY
SUMMIT HOSPITAL OF SOUTHEAST ARIZONA, INC.
SUMMIT HOSPITAL OF SOUTHWEST LOUISIANA, INC.
SUMMIT INSTITUTE FOR PULMONARY MEDICINE AND REHABILITATION, INC.
SUMMIT INSTITUTE OF AUSTIN, INC.
SUMMIT MEDICAL HOLDINGS, LTD.
SUMMIT MEDICAL MANAGEMENT, INC.

By: /s/ Michael Cress

Michael Cress
President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stefano M. Miele and Bruce H. Duner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below with respect to the subsidiaries listed above and on the dates indicated below:

Signature	Title	Date
/s/ Michael Cress Michael Cress	President (Principal Executive Officer) Vice President and Treasurer	May 13, 2004

/s/ Dwight Robinson Dwight Robinson	(Principal Financial and Accounting Officer)	May 13, 2004

Signature	Title	Date
/s/ Michael Cress Michael Cress	Director	May 13, 2004

/s/ Dwight Robinson Dwight Robinson	Director	May 13, 2004

/s/ Billie Anne Schoppman Billie Anne Schoppman	Director	May 13, 2004

Exhibit Index

Exhibit
Number	Exhibit
2.1	Second Amended Joint Plan of Reorganization for Mariner Post-Acute Network, Inc., Mariner Health Group, Inc. and Their Respective Debtor Affiliates dated February 1, 2002 (incorporated herein by reference to Exhibit 2.1 to the Company’s Transition Report on Form 10-K for the transition period from October 1, 2001 to December 31, 2001).

2.2	Findings of Fact, Conclusions of Law and Order Confirming Debtors’ joint plan of Reorganization, as signed by the United States bankruptcy court for the District of Delaware on April 3, 2002 and entered on the docket of the United States bankruptcy court for the District of Delaware in the Chapter 11 cases of the Company and its affiliates (other than MHG and its affiliates) on April 3, 2002 (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated April 17, 2002).

2.3	Findings of Fact, Conclusions of Law and Order Confirming Debtors’ joint plan of Reorganization, as signed by the United States bankruptcy court for the District of Delaware on April 3, 2002 and entered on the docket of the United States bankruptcy court for the District of Delaware in the Chapter 11 cases of MHG and its affiliates (other than the Company and its affiliates) on April 3, 2002 (incorporated herein by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K dated April 17, 2002).

2.4	Asset Purchase Agreement dated as of August 19, 2003 by and among Formation Properties III, LLC, certain affiliates of Formation Properties III, LLC, Mariner Health Care, Inc. and certain subsidiaries of Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.2 to the Report on Form 10-Q for the quarterly period ended September 30, 2003 (the “September 2003 10-Q”)). Certain exhibits and schedules referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

2.5	First Amendment to Asset Purchase Agreement dated as of September 30, 2003 by and among Formation Properties III, LLC, certain affiliates of Formation Properties III, LLC, Mariner Health Care, Inc. and certain subsidiaries of Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.3 to the September 2003 10-Q).

2.6	Master Transaction Agreement, dated October 27, 2003, by and among: Mariner Health Care, Inc., individually and on behalf of each of its subsidiaries and affiliates identified on Exhibit A; and Belleair East Medical Investors, Ltd. (L.P.), Dallas Medical Investors, Ltd. (L.P.), Denver Medical Investors, Ltd. (L.P.), Ft. Bend Medical Investors, Ltd. (L.P.), Houston-Northwest Medical Investors, Ltd. (L.P.), Melbourne Healthcare Associates, Ltd., Northwest Healthcare, L.P., Orange Healthcare, Ltd. (L.P.), Pinellas III Healthcare, Ltd. (L.P.), Polk Healthcare, Ltd. (L.P.), Pt. Charlotte Healthcare, Ltd. (L.P.), South Denver Healthcare Associates, Ltd. (L.P.), and Tallahassee Healthcare Associates, Ltd. (L.P.), and Belleair East HCC, LLC, Melbourne Terrace RCC, LLC, Spring Lake NC, LLC, Conway Lakes NC, LLC, Deep Creek RNC, LLC, East Bay NC, LLC; and Samuel B. Kellett, SBK LLC and SBK Capital, LLC. Certain exhibits and schedules referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request (incorporated herein by reference to Exhibit 2.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 10-K”).

3.1	Third Amended and Restated Certificate of Incorporation of Mariner Health Care, Inc. dated as of May 13, 2002 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A dated May 13, 2002).

Exhibit
Number	Exhibit
3.2	Amended and Restated Bylaws of Mariner Health Care, Inc. dated as of May 13, 2002 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A dated May 13, 2002).

4.1	Warrant Agreement, dated as of May 13, 2002, between Mariner Health Care, Inc. and American Stock Transfer & Trust Company, as Warrant Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the “March 2002 10-Q”)).

4.2	Indenture, dated as of May 13, 2002, among Mariner Health Care, Inc., the Guarantors listed on Schedule I thereto, and the Bank of New York with respect to the issuance of $150,000,000 in Principal Amount of Second Priority Secured Notes due 2009 (incorporated herein by reference to Exhibit 4.2 to the March 2002 10-Q).

4.3	Note issued in connection with the Indenture dated as of May 13, 2002, among Mariner Health Care, Inc., the Guarantors listed on Schedule I thereto and the Bank of New York with respect to the issuance of $150,000,000 in Principal Amount of Second Priority Secured Notes due 2009 (included in Exhibit 4.2 hereto).

4.4	Common Stock Certificate for the Common Stock of Mariner Health Care, Inc., par value $.01 per share (incorporated herein by reference to Exhibit 4.4 to the March 2002 10-Q).

4.5	Indenture, dated as of December 19, 2003, among Mariner Health Care, Inc., the Guarantors listed on Schedule 1 thereto, and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.7 to the 2003 10-K).

4.6	Form of Series A 8¼% Senior Subordinated Note Due 2013 (incorporated herein by reference to Exhibit 4.5 to the 2003 10-K).

4.7	Form of Series B 8¼% Senior Subordinated Note Due 2003 (incorporated herein by reference to Exhibit 4.6 to the 2003 10-K).

4.8	Promissory Note, in the principal amount of $13,086,957.00, dated as of October 1, 2003 from FC Properties III, LLC in favor of Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.4 to the September 2003 10-Q).

4.9	Form of Certificate of Incorporation of guarantor subsidiaries.

4.10	Form of Bylaws of guarantor subsidiaries.

5	Opinion of Powell, Goldstein, Frazer & Murphy LLP.*

10.1	Equity Registration Rights Agreement, dated as of May 13, 2002 by and among Mariner Health Care, Inc., and OCM Administrative Services II, L.L.C. (incorporated herein by reference to Exhibit 10.1 to the March 2002 10-Q).

10.2	Debt Registration Rights Agreement, dated as of May 13, 2002 by and among Mariner Health Care, Inc. and OCM Administrative Services II, L.L.C. (incorporated herein by reference to Exhibit 10.2 to the March 2002 10-Q).

Exhibit
Number	Exhibit
10.3	Credit and Guaranty Agreement dated as of May 13, 2002 among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc., as Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., and UBS Warburg LLC, as Joint Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, General Electric Capital Corporation, as Collateral Monitoring Agent and Documentation Agent, and UBS AG Stamford Branch, as Administrative Agent, with respect to $297,000,000 Senior Secured Credit Facilities (incorporated herein by reference to Exhibit 10.3 to the March 2002 10-Q).

10.4	Pledge and Security Agreement dated as of May 13, 2002 between each of Mariner Health Care, Inc., and the other Grantors party thereto, and Residential Funding Corporation d/b/a GMAC-RFC Health Capital, as the Joint Collateral Agent (incorporated herein by reference to Exhibit 10.4 to the March 2002 10-Q).

10.5	Intercreditor and Collateral Agency Agreement dated as of May 13, 2002 among (i) Residential Funding Corporation d/b/a GMAC-RFC Health Capital, as Joint Collateral Agent thereunder, (ii) UBS AG, Stamford Branch, in its capacity as Administrative Agent, the Bank of New York, as trustee under the Rollover Note Indenture referred to therein, and Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.5 to the March 2002 10-Q).

10.6	Employment Agreement dated April 4, 2002, between C. Christian Winkle, President and Chief Executive Officer of Mariner Health Care, Inc., and Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “June 2002 10-Q”)).†

10.7	Employment Agreement dated May 13, 2002, between Boyd P. Gentry, Senior Vice President and Treasurer of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.2 to the June 2002 10-Q).†

10.8	Employment Agreement dated May 13, 2002, between Stefano Miele, Senior Vice President, General Counsel and Secretary of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.3 to the June 2002 10-Q).†

10.9	Employment Agreement dated May 13, 2002, between Terry P. O’Malley, Senior Vice President, Human Resources of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.4 to the June 2002 10-Q).†

10.10	Employment Agreement dated May 13, 2002, between William C. Straub, Senior Vice President and Chief Accounting Officer of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.5 to the June 2002 10-Q).†

10.11	Employment Agreement dated May 13, 2002, between John M. Notermann, Senior Vice President, Corporate Development of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.6 to the June 2002 10-Q).†

10.12	Employment Agreement dated May 13, 2002, between David F. Polakoff, M.D., Senior Vice President, Chief Medical Officer of Mariner Health Care, Inc., and Mariner Health Care Management Company (incorporated herein by reference to Exhibit 10.7 to the June 2002 10-Q).†

Exhibit
Number	Exhibit
10.13	Civil and Administrative Settlement Agreement by and between the United States of America, acting through the United States Department of Justice, and on behalf of the Office of Inspector General of the Department of Health and Human Services and Mariner Post-Acute Network, Inc. (the Predecessor Company to Mariner Health Care, Inc.), Mariner Health Group, Inc. and Affiliated Debtors dated March 25, 2002 (incorporated herein by reference to Exhibit 10.8 to the June 2002 10-Q).

10.14	Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Mariner Health Care, Inc. effective as of April 3, 2002 (incorporated herein by reference to Exhibit 10.9 to the June 2002 10-Q).

10.15	Form of Management Agreement dated as of May 13, 2002, by and between Mariner Health Care Management Company and the subsidiaries of Mariner Health Care, Inc. operating skilled nursing facilities (incorporated herein by reference to Exhibit 10.10 to the June 2002 10-Q).

10.16	Mariner Health Care, Inc. 2002 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the June 2002 10-Q).†

10.17	Mariner Health Care, Inc. 2002 Outside Directors’ Stock Option Plan (incorporated herein by reference to Exhibit 10.12 to the June 2002 10-Q).

10.18	First Amendment to Credit and Guaranty Agreement dated as of August 9, 2002, by and among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc., Goldman Sachs Credit Partners L.P., UBS Warburg LLC, UBS AG, Stamford Branch, General Electric Capital Corporation, and Residential Funding Corporation dba GMAC-RFC Health Capital (incorporated herein by reference to Exhibit 10.13 to the June 2002 10-Q).

10.19	Separation Agreement and General Release between Susan Thomas Whittle and Mariner Post-Acute Network, Inc. (incorporated herein by reference to Exhibit 10.14 to the June 2002 Form 10-Q).†

10.20	Employment Agreement dated as of December 4, 2002, between Michael Boxer and Mariner Health Care, Inc. (incorporated herein by reference to Exhibit 10.20 to the Pre-Effective Amendment No. 1 to Form S-1 filed on January 24, 2003).†

10.21	Second Amendment and Limited Waiver to Credit and Guaranty Agreement dated as of March 31, 2003 by and among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc. and certain other signatories thereto (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.22	Third Amendment to Credit and Guaranty Agreement dated as of September 30, 2003 by and among Mariner Health Care, Inc., certain subsidiaries of Mariner Health Care, Inc. and certain other signatories thereto (incorporated herein by reference to Exhibit 10.1 to the September 2003 10-Q).

Exhibit
Number	Exhibit
10.23	First Amendment to Settlement Agreement, made and entered into as of October 27, 2003, by and among: Mariner Health Care, Inc., individually and on behalf of each of its subsidiaries and affiliates identified on Exhibit A; and Belleair East Medical Investors, Ltd. (L.P.), Dallas Medical Investors, Ltd. (L.P.), Denver Medical Investors, Ltd. (L.P.), Ft. Bend Medical Investors, Ltd. (L.P.), Houston-Northwest Medical Investors, Ltd. (L.P.), Melbourne Healthcare Associates, Ltd., Northwest Healthcare, L.P., Orange Healthcare, Ltd. (L.P.), Pinellas III Healthcare, Ltd. (L.P.), Polk Healthcare, Ltd. (L.P.), Pt. Charlotte Healthcare, Ltd. (L.P.), South Denver Healthcare Associates, Ltd. (L.P.), and Tallahassee Healthcare Associates, Ltd. (L.P.); and Arlington Heights Medical Investors, Ltd., Villa Medical Investors, Ltd., Kenansville Medical Investors, Ltd., Creek Forest, Limited, Ft. Worth Medical Investors, Ltd., Samuel B. Kellett, Stiles A. Kellett, Jr., Sun City Center Associates, Ltd. (L.P.), The Charlotte Rich Kellett Irrevocable Trust dated November 1, 1991, acting through William R. Bassett, as Trustee, Kellett Partners, L.P., and The Samuel B. Kellett, Jr. Irrevocable Trust dated November 1, 1991, acting through William R. Bassett, as Trustee (incorporated herein by reference to Exhibit 10.23 to the 2003 10-K).

10.24	Registration Rights Agreement, dated as of December 19, 2003 by and among Mariner Health Care, Inc., various Guarantors, CIBC World Markets Corp., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Citigroup Global Markets Inc. (incorporated herein by reference to Exhibit 10.24 to the 2003 10-K).

10.25	Credit and Guaranty Agreement dated as of December 19, 2003 between Mariner Health Care, Inc., the Guarantors listed on Schedule 1.1(i) thereto, CIBC World Markets Corp., J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., JPMorgan Chase Bank, Citicorp North America, Inc., General Electric Capital Corporation and Canadian Imperial Bank of Commerce with respect to $225,000,000.00 Senior Secured Credit Facilities (incorporated herein by reference to Exhibit 10.25 to the 2003 10-K).

10.26	Pledge and Security Agreement dated as of December 19, 2003 among Mariner Health Care, Inc. and the other Grantors party thereto and Canadian Imperial Bank of Commerce as Collateral Agent (incorporated herein by reference to Exhibit 10.26 to the 2003 10-K).

10.27	Mariner Health Care, Inc. 2003 Outside Directors’ Stock Incentive Plan (amending and restating the Mariner Health Care, Inc. 2002 Outside Directors’ Stock Incentive Plan) (incorporated herein by reference to Exhibit 10.27 to the 2003 10-K).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of the Company (incorporated herein by reference to Exhibit 21 to the 2003 10-K).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5).

24	Power of attorney (see the signature pages to this registration statement).

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

*	To be filed by amendment.

†	Management contract or compensatory plan, contract or arrangement.